                                                                     EXHIBIT 4.1

================================================================================

                         ------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 1998

                         ------------------------------


           FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.,
                                  as Depositor


                           FIRST UNION NATIONAL BANK,
                                    as Seller


                        FIRST UNION MORTGAGE CORPORATION,
                                   as Servicer


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                      as Trustee and as Document Custodian



================================================================================

                        FURST MORTGAGE LOAN TRUST 1998-A

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  Series 1998-A

                                TABLE OF CONTENTS

                                                                                                            Page
ARTICLE I  DEFINITIONS
     Section 1.1. Definitions.................................................................................1
     Section 1.2. Other Definitional Provisions..............................................................43
     Section 1.3. Calculations...............................................................................43
ARTICLE II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
     Section 2.1. Conveyance of Mortgage Loans...............................................................44
     Section 2.2. Acceptance by Trustee; Retransfer of Mortgage Loans........................................48
     Section 2.3. Representations and Warranties Regarding the Depositor.....................................49
     Section 2.4. Representations and Warranties Regarding the Servicer......................................50
     Section 2.5. Representations and Warranties Regarding the Seller........................................52
     Section 2.6. Representations and Warranties of the Seller Regarding this Agreement and the Mortgage Loans; Transfer of Certain Mortgage Loans..................................................54
     Section 2.7. Substitution of Mortgage Loans.............................................................62
     Section 2.8. Execution and Authentication of Certificates...............................................63
     Section 2.9. REMIC Provisions...........................................................................64
     Section 2.10. Subsequent Transfers......................................................................65
ARTICLE III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
     Section 3.1. The Servicer...............................................................................67
     Section 3.2. Collection of Certain Mortgage Loan Payments...............................................69
     Section 3.3. Withdrawals from the Collection Account....................................................71
     Section 3.4. Monthly Advances; Compensating Interest....................................................72
     Section 3.5. Maintenance of Hazard Insurance; Property Protection Expenses..............................73
     Section 3.6. Assumption and Modification Agreements.....................................................73
     Section 3.7. Realization Upon Defaulted Mortgage Loans..................................................74
     Section 3.8. Trustee to Cooperate.......................................................................76
     Section 3.9. Servicing Compensation; Payment of Certain Expenses by Servicer............................77
     Section 3.10. Annual Statement as to Compliance.........................................................77
     Section 3.11. Annual Servicing Report...................................................................77
     Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans..............78
     Section 3.13. Maintenance of Certain Insurance Policies.................................................78
     Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged Property, Returns Relating to
     Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness........79
     Section 3.15. Reports to the Securities and Exchange Commission.........................................79
     Section 3.16. Custody of Mortgage Files.................................................................79
     Section 3.17. Duties of Document Custodian; Authority; Indemnification..................................80
     Section 3.18. [RESERVED]................................................................................81

     Section 3.19. Payment of Taxes, Insurance and Other Charges.............................................81
     Section 3.20. Allocation of Realized Losses.............................................................82
ARTICLE IV  SERVICING PRE-FUNDING ACCOUNT AND
CAPITALIZED INTEREST CERTIFICATE;
     Section 4.1. Servicing Certificate......................................................................83
     Section 4.2. Pre-Funding Account and Capitalized Interest Account.......................................83
ARTICLE V  DISTRIBUTION AMOUNTS; PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS; RIGHTS OF
CERTIFICATEHOLDERS;
     Section 5.1. Distributions..............................................................................86
     Section 5.2. Statements.................................................................................87
     Section 5.3. Distribution Account.......................................................................91
     Section 5.4. Investment of Accounts.....................................................................91
ARTICLE VI  THE CERTIFICATES
     Section 6.1. The Certificates...........................................................................92
     Section 6.2. Registration of Transfer and Exchange of the Certificates..................................93
     Section 6.3. Mutilated, Destroyed, Lost or Stolen Certificates..........................................98
     Section 6.4. Persons Deemed Owners......................................................................99
     Section 6.5. Appointment of Paying Agent................................................................99
     Section 6.6. Maintenance of Office or Agency............................................................99
ARTICLE VII
THE DEPOSITOR, THE SELLER AND THE SERVICER
     Section 7.1. Liability of the Depositor, the Seller and the Servicer...................................100
     Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Seller
     or the Servicer........................................................................................100
     Section 7.3. Limitation on Liability of the Servicer and Others........................................100
     Section 7.4. Servicer Not to Resign....................................................................101
     Section 7.5. Delegation of Duties......................................................................101
     Section 7.6. Indemnification of the Trust by the Seller and Servicer...................................102
ARTICLE VIII  DEFAULT
     Section 8.1. Events of Default.........................................................................102
     Section 8.2. Trustee to Act; Appointment of Successor..................................................104
     Section 8.3. Waiver of Defaults........................................................................105
     Section 8.4. Notification to Certificateholders........................................................106
ARTICLE IX  THE TRUSTEE
     Section 9.1. Duties of Trustee.........................................................................106
     Section 9.2. Certain Matters Affecting the Trustee.....................................................107
     Section 9.3. Trustee Not Liable for Certificates or Mortgage Loans.....................................108
     Section 9.4. Trustee May Own Certificates..............................................................109
     Section 9.5. Trustee's Expenses........................................................................110
     Section 9.6. Eligibility Requirements for Trustee......................................................110
     Section 9.7. Resignation or Removal of Trustee.........................................................111

     Section 9.8. Successor Trustee.........................................................................111
     Section 9.9. Merger or Consolidation of Trustee........................................................112
     Section 9.10. Appointment of Co-Trustee or Separate Trustee............................................112
     Section 9.11. Limitation of Liability..................................................................114
     Section 9.12. Trustee May Enforce Claims Without Possession of Certificates............................114
     Section 9.13. Suits for Enforcement....................................................................114
     Section 9.14. Waiver of Bond Requirement...............................................................114
     Section 9.15. Waiver of Inventory, Accounting and Appraisal Requirement................................114
ARTICLE X  TERMINATION
     Section 10.1. Termination..............................................................................115
     Section 10.2. Additional Termination Requirements......................................................116
ARTICLE XI  REMIC ADMINISTRATION
     Section 11.1. REMIC Administration.....................................................................117
     Section 11.2. Prohibited Transactions and Activities...................................................119
     Section 11.3. Indemnification with Respect to Certain Taxes and Loss of REMIC Status...................120
ARTICLE XII  MISCELLANEOUS PROVISIONS
     Section 12.1. Amendment................................................................................121
     Section 12.2. Recordation of Agreement.................................................................122
     Section 12.3. Limitation on Rights of Certificateholders...............................................122
     Section 12.4. Governing Law............................................................................123
     Section 12.5. Notices..................................................................................123
     Section 12.6. Severability of Provisions...............................................................124
     Section 12.7. Certificates Nonassessable and Fully Paid................................................124
     Section 12.8. Third-Party Beneficiaries................................................................124
     Section 12.9. Counterparts.............................................................................124
     Section 12.10. Effect of Headings and Table of Contents................................................124
     Section 12.11. Provision of Information to Prospective Purchasers; Rule 144A...........................124

EXHIBITS
Exhibit A-1        Forms of Class SA Certificates.....................................................A-1-1
Exhibit A-2        Forms of Class A Certificates......................................................A-2-1
Exhibit A-3        Form of Class M Certificate........................................................A-3-1
Exhibit B-1        Forms of Class B Certificates........................................................B-1
Exhibit B-2        Forms of Class R Certificates........................................................B-2
Exhibit C          [Reserved]...........................................................................C-1
Exhibit D          Mortgage Loan Schedule...............................................................D-1
Exhibit E          Form of Assignment...................................................................E-1
Exhibit F          Form of Mortgage and Note............................................................F-1
Exhibit G          Form of Officer's Certificate of Servicer............................................G-1
Exhibit H          Form of Servicing Certificate........................................................H-1
Exhibit I          Form of Trust Receipt................................................................I-1
Exhibit J          Form of Representation Letter........................................................J-1
Exhibit K          Form of Trustee Remittance Report....................................................K-1
Exhibit L-1        Form of Transfer Certificate for Non-Registered Certificates.......................L-1-1
Exhibit L-2A       Form I of Transfer Certificate for Non-Registered Certificates....................L-2A-1
Exhibit L-2B       Form II of Transfer Certificate for Non-Registered Certificates...................L-2B-1
Exhibit L-3        Form of Opinion of Counsel.........................................................L-3-1
Exhibit M          Form of Residual Certificateholder Affidavit.........................................M-1
Exhibit N          Schedule of Mortgage Loans as to which related Mortgage
                   Notes will be delivered after the Closing Date.......................................N-1
Exhibit O          Form of Liquidation Report...........................................................O-1
Exhibit P          [Reserved]...........................................................................P-1
Exhibit Q          Form of Estimated Net Liquidation Analysis...........................................Q-1
Exhibit R          Form of Subsequent Transfer Agreement................................................R-1
Schedule 1         Offices of the Document Custodian

                         POOLING AND SERVICING AGREEMENT

         POOLING AND SERVICING AGREEMENT, dated as of April 1, 1998, among FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC., as Depositor (the "Depositor"), FIRST UNION NATIONAL BANK, as Seller (the "Seller"), FIRST UNION MORTGAGE CORPORATION, as Servicer (the "Servicer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (the "Trustee") and as Document Custodian (the "Document Custodian").

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1.          DEFINITIONS.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accounts: The Class A-7 Reserve Fund, Collection Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account.

Addition Notice: The notice given pursuant to Section 2.10 with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to such Section.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

Aggregate Class Principal Balance: As of any date of determination thereof, the aggregate of the then outstanding Class Principal Balances of all Classes of Certificates.

Aggregate Loan Balance: As of any date of determination, the sum of the Loan Balances of all the Mortgage Loans.

Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Class Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

Aggregate Subordinate Principal Distribution Amount: The sum of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Anniversary:  Each anniversary of the Initial Cut-Off Date.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

Available Distribution Amount: With respect to each Loan Group, as determined separately for each Loan Group on any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans in such Loan Group:

              (1) the total amount of all cash received by or on behalf of the Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds), except:

                   (a) all Payaheads due for a subsequent Collection Period;

                   (b) all Curtailments received after the applicable Collection
              Period (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on a related Mortgage Loan for a period subsequent to the Collection Period);

                   (c) all Payoffs received after the applicable Collection
              Period immediately preceding such Determination Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on such Mortgage Loan for the period subsequent to the Collection Period);

                   (d) Insurance Proceeds and Liquidation Proceeds on such
              Mortgage Loans received after the applicable Collection Period;

                   (e) all amounts in the Collection Account which are due and reimbursable to the Servicer pursuant to the terms of this Agreement;

                   (f) the Servicing Fee for each such Mortgage Loan and the
              Trustee Fee; and

                      (g) Excess Liquidation Proceeds;

                  (2) to the extent advanced by the Servicer and not previously distributed, the amount of any Monthly Advance made by the Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans;

                  (3) to the extent advanced by the Servicer and not previously distributed, any amount payable as Compensating Interest by the Servicer on such Distribution Date relating to such Mortgage Loans;

                  (4) with respect to the amount to be distributed as interest on the Class A-7 Certificates on each of the first twelve Distribution Dates, the amount withdrawn from the Class A-7 Reserve Account for such Distribution Date;

                  (5) with respect to the amount to be distributed as interest on the Class A and Subordinate Certificates on each of the first three Distribution Dates, the amount, if any, required to be withdrawn from the Capitalized Interest Account and investment earnings on the Pre-Funded Amount;

                  (6) with respect to the amount to be distributed as principal on the Class A and Subordinate Certificates on each of the first three Distribution Dates, the amount, if any, required to be withdrawn from the Pre-Funding Account; and

                  (7) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Servicer, in respect of a Purchase Obligation under
         Section 2.2 and Section 2.6(b) or any permitted repurchase of a Mortgage Loan;

provided that, on any Distribution Date on or after the date on which the aggregate Class Principal Balance of the Class SA Certificates or the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, the Available Distribution Amount, to the extent attributable to principal (in excess of that needed to reduce such aggregate Class Principal Balance of the Class SA Certificates or the aggregate Class Principal Balance of the Class A Certificates to zero) for the Loan Group relating to such Class of Certificates that have been paid in full shall be reduced by the Class Principal Balance of the remaining Senior Certificates (other than the Class R Certificates) that have not been paid in full and such amount shall be added to the Available Distribution Amount for the Loan Group relating to such Certificates, provided further that on such Distribution Date either (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinate Percentage, or (b) the average outstanding Principal Balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the last six months, as a percentage of the corresponding Group SA Subordinate Amount or Group A Subordinate Amount, is greater than or equal to 50%.

Bankruptcy Coverage: With respect to all Mortgage Loans, the Bankruptcy Coverage Initial Amount for such Mortgage Loans, less (a) any scheduled or permissible reduction in the amount of Bankruptcy Coverage pursuant to this definition and
(b) Bankruptcy Losses allocated to the Certificates. Bankruptcy Coverage may be reduced upon written confirmation from the Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agency.

Bankruptcy Coverage Initial Amount:  $100,000.

Bankruptcy Loss: A loss on a Mortgage Loan arising out of (i) a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Mortgage Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Mortgage Loan.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Book-Entry Certificates: The Class SA Certificates, the Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates beneficial ownership and transfers of which shall be made through book entries as described in Section 6.2(b)(i).

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of Maryland or the State of Minnesota are authorized or obligated by law or executive order to remain closed.

Capitalized Interest Account: The Capitalized Interest Account established pursuant to Section 4.2.

Capitalized Interest Requirement: With respect to each of the Distribution Dates occurring in May 1998, June 1998 and July 1998 an amount equal to the excess of
(A) the product of (1) the balance of the Pre-Funding Account and (2) the sum of
(x) 1/12 of 7% plus (y) 1/12 of the Trustee Fee Rate over (B) the amount of any reinvestment income earned on amounts in the Pre-Funding Account since the previous Distribution Date.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, B-1 or B-2 hereto.

Certificate Distribution Amount: (I) For any Distribution Date prior to the Credit Support Depletion Date, as applicable, the Available Distribution Amount for the related Loan Group shall be distributed to the related Certificates in the following amounts and priority:

         (a) With respect to the Class SA Certificates and the Class R Certificates, to the extent of the Available Distribution Amount for Loan Group SA remaining following prior distributions, if any, on such Distribution Date:

             (i) First, to the Class SA and Class R Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

             (ii) Second, to the Class SA and Class R Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

             (iii) Third, to the Class SA and Class R Certificates, the Group SA Senior Principal Distribution Amount as follows:

                   (A) first, to the Class SA-4 Certificates, an amount, up to the amount of the Class SA-4 Lockout Principal Distribution Amount for such Distribution Date, until the Class SA-4 Principal Balance has been reduced to zero;

                   (B) second, to the Class R Certificate, the portion of the
             Group SA Senior Principal Distribution Amount remaining after the distributions in paragraph (I)(a)(iii)(a) above, until the Class R Principal Balance, have been reduced to zero; and

                   (C) third, the portion of the Group SA Senior Principal
             Distribution Amount remaining after the distributions in paragraph
             (I)(a)(iii)(A) and (B) above, sequentially, as follows, until the Class Principal Balances thereof have been reduced to zero:

                       (1) first, to the Class SA-1 and Class SA-2 Certificates,
                   pro rata, until the Class SA-1 Principal Balance and the Class SA-2 Principal Balance have been reduced to zero;

                       (2) second, to the Class SA-3 Certificates until the
                   Class SA-3 Principal Balance has been reduced to zero;

                            (3) third, to the Class SA-4 Certificates until the
                  Class SA-4 Principal Balance has been reduced to zero; and

             (iv) fourth, to the Class A Certificates, any amounts distributable in respect of the Group A Undercollateralized Amount;

         (b) With respect to the Class A Certificates, to the extent of the Available Distribution Amount for Loan Group A remaining following prior distributions, if any, on such Distribution Date:

             (i) First, to the Class A Certificates, the sum of the Interest Distribution Amounts for such Classes of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

             (ii) Second, to the Class A Certificates, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

             (iii) Third, to the Class A Certificates, the Group A Senior Principal Distribution Amount as follows:

                   (A) first, to the Class A-3 Certificates, an amount, up to the amount of the Class A-3 Lockout Principal Distribution Amount for such Distribution Date, until the Class A-3 Principal Balance has been reduced to zero;

                   (B) second, the portion of the Group A Senior Distribution
             Amount remaining after the distribution in paragraph (I)(b)(iii)(A) above, sequentially, as follows, until the Class Principal Balances thereof have been reduced to zero:

                            (1) first, to the Class A-1 Certificates, until the
                   Class A-1 Principal Balance has been reduced to zero;

                            (2) second, to the Class A-2 Certificates, until the
                   Class A-2 Principal Balance has been reduced to zero;

                            (3) third, to the Class A-4 and Class A-7
                   Certificates, pro rata, until the Class A-4 Principal Balance and Class A-7 Principal Balance have been reduced to zero;

                            (4) fourth, to the Class A-5 Certificates, until the
                   Class A-5 Principal Balance has been reduced to zero; and

                            (5) fifth, to the Class A-3 Certificates, until the
                   Class A-3 Principal Balance has been reduced to zero;

                  (iv) Fourth, to the Class SA Certificates, any amounts distributable in respect of the Group SA Undercollateralized Amount;

         (c) With respect to the Subordinate Certificates and the Class R-II Certificates, to the extent of the Available Distribution Amount for each Loan Group remaining following prior distributions on such Distribution Date:

                  (i) First, to the Class M Certificates, any portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

                  (ii) Second, to the Class M Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

                  (iii) Third, to the Class M Certificates, the portion of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group SA Subordinate Principal Distribution Amount" and "Group A Subordinate Principal Distribution Amount" herein, until the Class M Principal Balance has been reduced to zero;

                  (iv) Fourth, to the Class B-1 Certificates, any portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

                  (v) Fifth, to the Class B-1 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

                  (vi) Sixth, to the Class B-1 Certificates, the portion of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group SA Subordinate Principal Distribution Amount" and "Group A Subordinate Principal Distribution Amount" herein, until the Class B-1 Principal Balance has been reduced to zero;

                  (vii) Seventh, to the Class B-2 Certificates, any portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

                  (viii) Eighth, to the Class B-2 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

                  (ix) Ninth, to the Class B-2 Certificates, the portion of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of

         "Group SA Subordinate Principal Distribution Amount" and "Group A Subordinate Principal Distribution Amount" herein, until the Class B-2 Principal Balance has been reduced to zero;

                  (x) Tenth, to the Class B-3 Certificates, any portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

                  (xi) Eleventh, to the Class B-3 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

                  (xii) Twelfth, to the Class B-3 Certificates, the portion of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group SA Subordinate Principal Distribution Amount" and "Group A Subordinate Principal Distribution Amount" herein, until the Class B-3 Principal Balance has been reduced to zero;

                  (xiii) Thirteenth, to the Class B-4 Certificates, any portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

                  (xiv) Fourteenth, to the Class B-4 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

                  (xv) Fifteenth, to the Class B-4 Certificates, the portion of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group SA Subordinate Principal Distribution Amount" and "Group A Subordinate Principal Distribution Amount" herein, until the Class B-4 Principal Balance has been reduced to zero;

                  (xvi) Sixteenth, to the Class B-5 Certificates, any portion of the Interest Distribution Amount for such Class of Certificates remaining unpaid from previous Distribution Dates;

                  (xvii) Seventeenth, to the Class B-5 Certificates, the Interest Distribution Amount for such Class of Certificates for the current Distribution Date;

                  (xviii) Eighteenth, to the Class B-5 Certificates, the portion of the Group SA Subordinate Principal Distribution Amount and the Group A Subordinate Principal Distribution Amount allocable to such Class of Certificates pursuant to the definitions of "Group SA Subordinate Principal Distribution Amount" and "Group A Subordinate Principal Distribution Amount" herein, until the Class B-5 Principal Balance has been reduced to zero;

             (xix) Nineteenth, to each Class of Subordinate Certificates in the order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class, if any, provided that any amounts distributed in respect of losses pursuant to this paragraph (I)(c)(xix) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Subordinate Certificates; and

             (xx) Twentieth, to the Class R-II Certificates, the Residual Distribution Amount for each Loan Group for such Distribution Date; and

(II) For any Distribution Date on or after the Credit Support Depletion Date, the Available Distribution Amount for the related Loan Group shall be distributed to the outstanding Classes of Certificates of the related Certificate Group in the following amounts and priority:

         (a) With respect to the Class SA Certificates and Class R Certificates, to the extent of the Available Distribution Amount for Loan Group SA remaining following prior distributions, if any, on such Distribution Date:

             (i) First, to the Class SA Certificates and the Class R Certificates, the amount payable to each such Class of Certificates on prior Distribution Dates pursuant to clause (I)(a)(i) of this definition of "Certificate Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

             (ii) Second, to the Class SA Certificates and the Class R Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

             (iii) Third, to the Class SA Certificates, the Group SA Senior Principal Distribution Amount pro rata until the Class SA Principal Balances have been reduced to zero;

             (iv) Fourth, to the extent the Group A Available Distribution Amount for such Distribution Date was insufficient for such purpose, to the Class A Certificates, the amount payable to each such Class of Certificates on prior Distribution Dates pursuant to clause (I)(b)(i) of this definition of "Certificate Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

             (v) Fifth, to the extent the Group A Available Distribution Amount for such Distribution Date was insufficient for such purpose, to the Class A Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (vi) Sixth, to the extent the Group A Available Distribution Amount for such Distribution Date was insufficient for such purpose, to the Class A Certificates, the Group A Senior Principal Distribution Amount, pro rata, until such Class A Principal Balance has been reduced to zero; and

                  (vii) Seventh, to the Class R-II Certificates, the Residual Distribution Amount for Loan Group SA for such Distribution Date; and

         (b) With respect to the Class A Certificates, to the extent of the Available Distribution Amount for Loan Group A remaining following prior distributions, if any, on such Distribution Date:

                  (i) First, to the Class A Certificates, the amount payable to each such Class of Certificates on prior Distribution Dates pursuant to clause (I)(b)(i) of this definition of "Certificate Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

                  (ii) Second, to the Class A Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (iii) Third, to the Class A Certificates, the Group A Senior Principal Distribution Amount, pro rata, until such Class A Principal Balance has been reduced to zero;

                  (iv) Fourth, to the extent the Group SA Available Distribution Amount for such Distribution Date was insufficient for such purpose, to the Class SA Certificates, the amount payable to each such Class of Certificates on prior Distribution Dates pursuant to clause (I)(b)(i) of this definition of "Certificate Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

                  (v) Fifth, to the extent the Group SA Available Distribution Amount for such Distribution Date was insufficient for such purpose, to the Class SA Certificates, concurrently, the sum of the Interest Distribution Amounts for such Classes of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (vi) Sixth, to the extent the Group SA Available Distribution Amount for such Distribution Date was insufficient for such purpose, to the Class SA Certificates, the Group A Senior Principal Distribution Amount, pro rata, until such Class SA Principal Balance has been reduced to zero; and

                  (vii) Seventh, to the Class R-II Certificates, the Residual Distribution Amount for Loan Group A for such Distribution Date.

Certificate Group: The Class SA Certificates or Class A Certificates, as applicable.

Certificate Owner: The Person who is a beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

Certificate Rate: As of any Distribution Date, with respect to the Class SA-1 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class SA-2 Certificates, 6.90% per annum. As of any Distribution Date, with respect to the Class SA-3 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class SA-4 Certificates, 7.00% per annum. As of any Distribution Date, with respect to the Class SA-5 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class SA-X Certificates, the weighted average, by Loan Balance, of the Net Loan Rate of the Group SA Loans as of the preceding Determination Date, or with respect to the initial Distribution Date, as of the Initial Cut-Off Date, minus 7.00% per annum. As of any Distribution Date, with respect to the Class A-1 Certificates, 6.87% per annum. As of any Distribution Date, with respect to Class A-2 Certificates, 7.00% per annum. As of any Distribution Date, with respect to the Class A-3 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class A-4 Certificates, 7.00% per annum. As of any Distribution Date, with respect to the Class A-5 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class A-6 Certificates, 7.00% per annum. As of any Distribution Date, with respect to the Class A-7 Certificates, for each of the first twelve Distribution Dates, 7.50% per annum, and for each Distribution Date thereafter, 7.00% per annum. As of any Distribution Date, with respect to Class A-X Certificates, the weighted average, by Loan Balance, of the Net Loan Rate of the Group A Loans as of the preceding Determination Date, or with respect to the initial Distribution Date, as of the Initial Cut-Off Date, minus 7.00% per annum. As of any Distribution Date, with respect to the Class M Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class B-1 Certificates, 7.00% per annum. As of any Distribution Date, with respect to the Class B-2 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class B-3 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class B-4 Certificates, 7.00% per annum. As of any Distribution Date, with respect to the Class B-5 Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class R-I Certificates, 7.00% per annum. As of any Distribution Date, with respect to Class R-II Certificates, 7.00% per annum.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.2(a).

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Certificate registered in the name of the Depositor or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor and (y) any Certificate for which the Depositor or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Depositor is the Certificate Owner shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer of the Trustee (i) the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificates or (ii) the Depositor or such Affiliate is the Certificate Owner of all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

Class: With respect to each of Class SA-1, Class SA-2, Class SA-3, Class SA-4, Class SA-5, Class SA-X, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-X, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class R-I and Class R-II, all of the Certificates of such Class.

Class A Certificates: The Class A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-X Certificates, collectively.

Class A-1 Certificates: The Certificates designated as "Class A-1" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-1 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-2 Certificates: The Certificates designated as "Class A-2" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-2 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-3 Certificates: The Certificates designated as "Class A-3" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-3 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-3 Lockout Liquidation Amount: For any Distribution Date, an amount equal to the aggregate, for each Group A Loan which became a Liquidated Mortgage Loan during the Collection Period preceding such Distribution Date, of the lesser of
(i) the Class A-3 Lockout Percentage of the Loan Balance of such Mortgage Loan and (ii) the Class A-3 Lockout Prepayment Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Class A-3 Lockout Prepayment Percentage on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

Class A-3 Lockout Percentage: For any Distribution Date, an amount equal to the Class A-3 Principal Balance divided by (i) the sum of the aggregate Scheduled Principal Balance of all Group A Loans immediately preceding such Distribution Date and (ii) the balance of the Pre-Funding Account immediately preceding such Distribution Date.

Class A-3 Lockout Prepayment Percentage: A percentage equal to the product of
(a) the Class A-3 Lockout Percentage and (b) the Class A-3 Step Down Percentage.

Class A-3 Lockout Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (i) zero, on any Distribution Date occurring prior to the fifth anniversary of the first

Distribution Date, and on any Distribution Date thereafter, the Class A-3 Lockout Percentage of the Principal Payment Amount for Group A Loans, (ii) the Class A-3 Lockout Prepayment Percentage of the Principal Prepayment Amount for the Group A Loans and (iii) the Class A-3 Lockout Liquidation Amount.

Class A-3 Step Down Percentage: For any Distribution Date, the percentage indicated below:

                                                                                   Class A-3
                                                                                   Step-Down
     Distribution Date Occurring in                                                Percentage
     ------------------------------                                                ---------
     May 1998 through April 2003................................................       0%
     May 2003 through April 2004................................................      30%
     May 2004 through April 2005................................................      40%
     May 2005 through April 2006................................................      60%
     May 2006 through April 2007................................................      80%
     May 2007 and thereafter....................................................     100%

Class A-4 Certificates: The Certificates designated as "Class A-4" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-4 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-5 Certificates: The Certificates designated as "Class A-5" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-5 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-6 Certificates: The Certificates designated as "Class A-6" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-6 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-6 Notional Amount: With respect to any Distribution Date, an amount will equal to the product of (x) the Class Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date and (y) 13/700.

Class A-7 Certificates: The Certificates designated as "Class A-7" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-7 Certificates are related to the Mortgage Loans in Loan Group A.

Class A-7 Interest Reserve Amount: For each of the first twelve Distribution Dates, an amount equal to the product of (i) the Class Principal Balance of the Class A-7 Certificates on the day immediately preceding each such Distribution Date and (ii) one-twelfth of 0.50%.

Class A-7 Reserve Fund: The reserve fund established on the Closing Date by the Depositor with the Trustee in the amount of $12,500 to fund interest distributions on the Class A-7 Certificates equal to the Class A-7 Interest Reserve Amount.

Class A-X Certificates: The Certificates designated as "Class A-X" on the face thereof in substantially the form attached hereto as Exhibit A-2. The Class A-X Certificates are related to the Mortgage Loans in Loan Group A.

Class A-X Notional Amount: With respect to any Distribution Date, an amount will equal to the Group A Aggregate Loan Balance, as of the preceding Determination Date, or with respect to the initial Distribution Date, as of the Initial Cut-Off Date.

Class B-1 Certificates: The Certificates designated as "Class B-l" on the face thereof in substantially the form attached hereto as Exhibit B-1.

Class B-2 Certificates: The Certificates designated as "Class B-2" on the face thereof in substantially the form attached hereto as Exhibit B-1.

Class B-3 Certificates: The Certificates designated as "Class B-3" on the face thereof in substantially the form attached hereto as Exhibit B-1.

Class B-4 Certificates: The Certificates designated as "Class B-4" on the face thereof in substantially the form attached hereto as Exhibit B-1.

Class B-5 Certificates: The Certificates designated as "Class B-5" on the face thereof in substantially the form attached hereto as Exhibit B-1.

Class M Certificates: The Certificates designated as "Class M" on the face thereof in substantially the form attached hereto as Exhibit A-3.

Class Notional Amount: With respect to the Class SA-5 Certificates, the Class SA-5 Notional Amount; with respect to the Class SA-X Certificates, the Class SA-X Notional Amount; with respect to the Class A-6 Certificates, the Class A-6 Notional Amount; with respect to the Class A-X Certificates, the Class A-X Notional Amount.

Class Principal Balance: For any Class of Certificates, the applicable Original Class Certificate Principal Balance therefor, as reduced from time to time by
(x) distributions of principal to Certificateholders of such Class and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class pursuant to Section 3.20 with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates pursuant to Section 3.20 shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to the definition of "Certificate Distribution Amount". Notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Mortgage Loans less the Class Principal Balance of all other Classes of Certificates. The Class Principal Balance for the Class SA-2 Certificates shall be referred to as the "Class SA-2 Principal Balance", the Class Principal Balance for the Class SA-3 Certificates shall be referred to as the "Class SA-3 Principal Balance" and so on. The Class SA-5, SA-X, A-6 and A-X Certificates will not have Class Principal Balances.

Class R Certificates: The Class R-I Certificates and the Class R-II Certificates, collectively.

Class R-I Certificate: The Certificate designated as "Class R-I" on the face thereof in substantially the form attached hereto as Exhibit B-2, which has been designated as the single class of "residual interest" in the REMIC I.

Class R-I Certificateholder: The Holder of the Class R-I Certificate.

Class R-II Certificate: The Certificate designated as "Class R-II" on the face thereof in substantially the form attached hereto as Exhibit B-2, which has been designated as the single class of "residual interest" in the REMIC II.

Class R-II Certificateholder: The Holder of the Class R-II Certificate.

Class SA Certificates: The Class SA-1, SA-2, SA-3, SA-4, SA-5 and SA-X Certificates, collectively.

Class SA-1 Certificates: The Certificates designated as "Class SA-1" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class SA-1 Certificates are related to the Mortgage Loans in Loan Group SA.

Class SA-2 Certificates: The Certificates designated as "Class SA-2" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class SA-2 Certificates are related to the Mortgage Loans in Loan Group SA.

Class SA-3 Certificates: The Certificates designated as "Class SA-3" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class SA-3 Certificates are related to the Mortgage Loans in Loan Group SA.

Class SA-4 Certificates: The Certificates designated as "Class SA-4" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class SA-4 Certificates are related to the Mortgage Loans in Loan Group SA.

Class SA-4 Lockout Liquidation Amount: For any Distribution Date, an amount equal to the aggregate, for each Group SA Mortgage Loan which became a Liquidated Mortgage Loan during the Collection Period preceding such Distribution Date, of the lesser of (i) the Class SA-4 Lockout Percentage of the Loan Balance of such Mortgage Loan and (ii) the Class SA-4 Lockout Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Class SA-4 Lockout Prepayment Percentage on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

Class SA-4 Lockout Percentage: For any Distribution Date an amount equal to the Class SA-4 Principal Balance divided by the aggregate Scheduled Principal Balance of all Group SA Mortgage Loans immediately preceding such Distribution Date.

Class SA-4 Lockout Prepayment Percentage: A percentage equal to the product of
(a) the Class SA-4 Lockout Percentage and (b) the Class SA-4 Stepdown
Percentage.

Class SA-4 Lockout Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (i) the Class SA-4 Lockout Percentage of the Principal Payment Amount for the Group SA Mortgage Loans, (ii) the Class SA-4 Lockout Prepayment Percentage of the Principal Prepayment Amount for Group SA Mortgage Loans and (iii) the Class SA-4 Lockout Liquidation Amount.

Class SA-4 Step Down Percentage: For any Distribution Date, the percentage indicated below:

                                                                                   Class SA-4
                                                                                   Step-Down
         Distribution Date Occurring in                                            Percentage
         ------------------------------                                            ----------
     May 1998 through April 2003................................................        0%
     May 2003 through April 2004................................................       30%
     May 2004 through April 2005................................................       40%
     May 2005 through April 2006................................................       60%
     May 2006 through April 2007................................................       80%
     May 2007 and thereafter....................................................      100%

Class SA-5 Certificates: The Certificates designated as "Class SA-5" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class SA-5 Certificates are related to the Mortgage Loans in Loan Group SA.

Class SA-5 Notional Amount: With respect to any Distribution Date, amount equal to the product of (x) the Class Principal Balance of the Class SA-2 Certificates immediately prior to such Distribution Date and (y) 10/700.

Class SA-X Certificates: The Certificates designated as "Class SA-X" on the face thereof in substantially the form attached hereto as Exhibit A-1. The Class SA-X Certificates are related to the Mortgage Loans in Loan Group SA.

Class SA-X Notional Amount: With respect to any Distribution Date, an amount will equal to the Group SA Aggregate Loan Balance, as of the preceding Determination Date, or with respect to the initial Distribution Date, as of the Initial Cut-Off Date.

Closing Date:  April 29, 1998.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Account: The account created and maintained for the benefit of the Holders of Certificates pursuant to Section 3.2(b).

Collection Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Compensating Interest: For any Distribution Date, with respect to each Loan Group, the lesser of (i) the aggregate Servicing Fee payable to the Servicer with respect to such Loan Group for the related Collection Period and (ii) the aggregate Uncollected Interest with respect to Mortgage Loans in such Loan Group.

Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Credit Support Depletion Date: The first Distribution Date on which the aggregate of the Class Principal Balances of the Subordinate Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Collection Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Collection Period and which is not intended to satisfy the Mortgage Loan in full, is not a Payahead, is not intended to cure a delinquency or is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month such payment is received.

Cut-Off Date: With respect to any Initial Mortgage Loan, the Initial Cut-Off Date, and with respect to any Subsequent Mortgage Loan, the applicable Subsequent Cut-Off Date.

Cut-Off Date Loan Balance: With respect to any Mortgage Loan, the principal balance thereof as of the applicable Cut-Off Date.

DCR: Duff & Phelps Credit Rating Co., provided that at any time it be a Rating Agency.

Defective Mortgage Loan: Any Mortgage Loan subject to retransfer pursuant to
Section 2.2 or 2.6.

Definitive Certificates:  As defined in Section 6.2(b)(ii).

Depositary Agreement: The Letter of Representations, dated April 29, 1998 by and among DTC, the Depositor and the Trustee.

Depositor: First Union Residential Securitization Transactions, Inc., a North Carolina corporation, and any successor thereto.

Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

Depository Participant or DTC Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the eighth day of the month in which such Distribution Date occurs (or if such day is not a Business Day, the Business Day immediately succeeding such eighth day).

Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation or regulations amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit. For purposes of this definition, the terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

Distribution Account: The Eligible Account established and maintained by the Trustee pursuant to Section 5.3.

Distribution Date: The twenty-fifth day of each month, or if such day is not a Business Day, then the next Business Day, beginning in May, 1998.

Document Custodian: The Person designated pursuant to Section 3.16, initially, the Trustee.

DTC: The Depository Trust Company or its successor in interest.

Due Date: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor.

Electronic Ledger: The electronic master record of mortgage loans maintained by the Servicer.

Eligible Account: An account that is either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by S&P, (ii) one or more accounts with a depository institution which accounts are fully insured by either the SAIF or the BIF with a minimum long-term unsecured debt rating of BBB by S&P, (iii) a segregated trust account maintained with the corporate trust department of (A) the Trustee or an affiliate of the Trustee in its fiduciary capacity or (B) an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term secured debt rating of BBB by S&P or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                   (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                   (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is A-1+ by Standard & Poor's);

                   (iii) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by Standard & Poor's in its highest unsecured short-term debt rating category;

                   (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's in their highest short-term rating categories;

                   (v) interests in any money market fund, including any such fund advised by the Trustee or an affiliate thereof, which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of either AAAm or AAAm G by Standard & Poor's; and

                   (vi) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from each Rating

         Agency and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Loan Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate outstanding Loan Balance), equal to or not more than 10% less than the Loan Balance of such Defective Mortgage Loan; (ii) have a Loan Rate not less than the current Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Mortgage of the same or higher level of lien priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; provided, however, that a Mortgage Loan that meets all the other requirements of this definition, but has a remaining term to maturity that is (A) not more than one year longer than that of the Defective Mortgage Loan and (B) not later than the maturity date of the latest maturing Mortgage Loan then owned by the Trust, will not fail to qualify as an Eligible Substitute Mortgage Loan if the Loan Balance of such Mortgage Loan on the date of such substitution, when added to the Loan Balances (determined as of the date of the substitution of such loan) that qualified as Eligible Substitute Mortgage Loans in reliance upon the provisions of this proviso clause, does not exceed an amount equal to $5,000,000; (v) comply with each representation and warranty set forth in Section 2.6 (deemed to be made as of the date of substitution); (vi) have an original Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (vii) have an Original Loan Balance of not greater than $1,000,000. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

ERISA:  As defined in Section 6.2(c).

Event of Default:  As defined in Section 8.1.

Excess Liquidation Proceeds: With respect to any Distribution Date, the excess, if any, of aggregate Liquidation Proceeds in the Collection Period over the amount that would have been received if a Payoff had been made on the last day of such Collection Period with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during such Collection Period.

Expenses:  As defined in Section 11.3(b).

Fannie Mae:  The Federal National Mortgage Association or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHA:  The Federal Housing Administration, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

Final Scheduled Distribution Date: For each Class of Certificates, as set out in
Section 2.9(d).

Foreclosure Proceedings: Proceedings or action for foreclosure, deed in lieu of foreclosure or trustee's sale with respect to any Mortgage Loan and the related Mortgaged Property.

Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

Fraud Coverage: As of any date of determination after the Initial Cut-Off Date, the Fraud Coverage will be equal to (1) prior to the second Anniversary, an amount equal to 1.00% of the Initial Collateral Balance minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on such Mortgage Loans up to such date of determination and (2) from the second to the fifth Anniversary, an amount equal to (a) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent Anniversary minus (b) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans since the most recent Anniversary up to such date of determination. On and after the fifth Anniversary, the Fraud Coverage will be zero. Fraud Coverage may be reduced upon written confirmation from the Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates in the related Certificate Group by the Rating Agency.

Fraud Coverage Initial Amount:  $3,500,532.

Fraud Loss: The occurrence of a loss on a Mortgage Loan arising from any action, event or state of facts with respect to such Mortgage Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Mortgage Loan, lender, or the Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Mortgage Loan.

Funding Period: The period commencing on the Closing Date and ending on the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, and (ii) July 24, 1998.

Group A Loan: Each Mortgage Loan designated on the Mortgage Loan Schedule as a Group A Loan and any Subsequent Mortgage Loan.

Group A Net WAC: The weighted average of the Net Loan Rates of the Group A Mortgage Loans.

Group A Senior Liquidation Amount: With respect to any Distribution Date, the aggregate, for each Group A Loan which became a Liquidated Mortgage Loan during the related Collection Period, of the lesser of: (i) the Group A Senior Percentage of the Loan Balance of such Mortgage Loan, and (ii) the Group A Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group A Senior Percentage: With respect to any Distribution Date, (a) the aggregate Class Principal Balances of the Group A Certificates divided by (b) the sum of (i) the balance of the Pre-Funding Account and (ii) aggregate Scheduled Principal Balance of all Group A Loans, in each case immediately prior to such Distribution Date.

Group A Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of the fifth Anniversary, 100%; (ii) on any other Distribution Date on which the Group A Senior Percentage or the Group SA Senior Percentage for such Distribution Date exceeds the initial Group A Senior Percentage or the initial Group SA Senior Percentage, respectively, as of the Initial Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of the fifth Anniversary and thereafter, 100%, unless:

         (a) as of such Distribution Date, the average aggregate Principal Balance of Group A Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group A Subordinate Amount as of such Distribution Date, and

         (b) cumulative (from the Closing Date) Realized Losses on the Group A Loans allocated to the Subordinate Certificates are less than or equal to (1) for any Distribution Date before the month of the sixth Anniversary, 30% of the sum of the Group A Subordinate Amount as of the Initial Cut-Off Date, (2) for any Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, 35% of the sum of the Group A Subordinate Amount as of the Initial Cut-Off Date, (3) for any Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, 40% of the sum of the Group A Subordinate Amount as of the Initial Cut-Off Date, (4) for any Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, 45% of the sum of the Group A Subordinate Amount as of the Initial Cut-Off Date, and (5) for any Distribution Date in or after the month of the ninth Anniversary, 50% of the sum of the Group A Subordinate Amount as of the Initial Cut-Off Date,

in which case, as follows: (1) for any such Distribution Date in or after the month of the fifth Anniversary but before the sixth Anniversary, the Group A Senior Percentage for such Distribution Date plus 70% of the Group A Subordinate Percentage for such Distribution Date;

(2) for any such Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, the Group A Senior Percentage for such Distribution Date plus 60% of the Group A Subordinate Percentage for such Distribution Date; (3) for any such Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, the Group A Senior Percentage for such Distribution Date plus 40% of the Group A Subordinate Percentage for such Distribution Date; (4) for any such Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, the Group A Senior Percentage for such Distribution Date plus 20% of the Group A Subordinate Percentage for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group A Senior Percentage for such Distribution Date.

         If on any Distribution Date the allocation to the Group A Senior Certificates of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group A Senior Certificates below zero, the Group A Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

Group A Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group A Senior Percentage of the Principal Payment Amount for Loan Group A, (b) the Group A Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group A and (c) the Group A Senior Liquidation Amount.

Group A Subordinate Amount: For any Distribution Date, the excess of (a) the sum of (i) the aggregate Scheduled Principal Balance of the Group A Loans and (ii) the balance of the Pre-Funding Account over (b) the Class A Certificate Principal Balance.

Group A Subordinate Liquidation Amount: For any Distribution Date, the excess, if any, of the aggregate of Liquidation Principal for all Group A Loans which became Liquidated Mortgage Loans during the Collection Period, over the related Group A Senior Liquidation Amount for such Distribution Date.

Group A Subordinate Percentage: With respect to any Distribution Date, the excess of 100% over the Group A Senior Percentage for such date.

Group A Subordinate Prepayment Percentage: On any Distribution Date for Loan Group A, the excess of 100% over the Group A Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate of the Class Principal Balances of the Group A Certificates has been reduced to zero, then the Group A Subordinate Prepayment Percentage shall equal 100%.

Group A Subordinate Principal Distribution Amount: On any Distribution Date, the excess of (A) the sum of (i) the Group A Subordinate Percentage of the Principal Payment Amount for Loan Group A, (ii) the Group A Subordinate Principal Prepayments Distribution Amount and (iii) the Group A Subordinate Liquidation Amount over (B) the amounts required to be distributed to the Class SA Certificates pursuant to clause (I)(b)(iv) of the definition of "Certificate Distribution Amount" on such Distribution Date. Any reduction in the Group A

Subordinate Principal Distribution Amount pursuant to clause (B) of this definition shall: (i) first, be subtracted from the amount calculated pursuant to clause (A)(i) of this definition, (ii) second, be subtracted from the amount calculated pursuant to clause (A)(iii) of this definition and (iii) third, be subtracted from the amount calculated pursuant to clause (A)(ii) of this definition. On any Distribution Date, the Group A Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Subordinate Certificates and paid in the order of distribution to such Classes pursuant to clause (I)(c) of the definition of "Certificate Distribution Amount" herein, except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, the pro rata portion of the Group A Subordinate Principal Prepayments Distribution Amount otherwise allocable to the Class or Classes junior to such Class will be distributed to the most senior Class of the Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Classes of Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes. For purposes of this definition and the definition of "Subordination Level," the relative seniority, from highest to lowest, of the Classes of Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.

Group A Subordinate Principal Prepayments Distribution Amount: On any Distribution Date, the Group A Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group A.

Group A Undercollateralized Amount: For any Distribution Date is equal to the sum of (i) the sum of (A) the amount, if any, by which the aggregate Class Principal Balance of the Class A Certificates exceeds the sum of (x) the aggregate Scheduled Principal Balance of the Group A Loans, after giving effect to distributions to be made on such Distribution Date and (y) the balance of the Pre-Funding Account and (B) 1/12 of the amount calculated in clause (i)(A) above multiplied by 7.00% and (ii) any amounts payable to the Class A Certificates pursuant to clause (i) above of this definition of "Group A Undercollateralized Amount" on any prior Distribution Dates, plus accrued interest thereon at 7.00% per annum.

Group SA Loan: The Mortgage Loans designated on the Mortgage Loan Schedule as Group SA Loans.

Group SA Net WAC: The weighted average of the Net Loan Rates of the Group SA Mortgage Loans.

Group SA Senior Liquidation Amount: The aggregate, for each Group SA Loan which became a Liquidated Mortgage Loan during the Collection Period, of the lesser of: (i) the Group SA Senior Percentage of the Principal Balance of such Mortgage Loan, and (ii) the Group SA Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Group SA Senior Percentage: With respect to any Distribution Date, the sum of the Class Principal Balances of the Class SA and the Class R Certificates divided by aggregate Scheduled

Principal Balance of all Group SA Loans, in each case immediately prior to such Distribution Date.

Group SA Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of the fifth Anniversary, 100%; (ii) on any other Distribution Date on which the Group SA Senior Percentage or the Group A Senior Percentage for such Distribution Date exceeds the initial Group SA Senior Percentage or the initial Group A Senior Percentage as of the Initial Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of the fifth Anniversary and thereafter, 100%, unless:

         (a) as of such Distribution Date, the average aggregate Principal Balance of Group SA Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group SA Subordinate Amount as of such Distribution Date, and

         (b) cumulative (from the Closing Date) Realized Losses on the Group SA Loans allocated to the Subordinate Certificates are less than or equal to (1) for any Distribution Date before the month of the sixth Anniversary, 30% of the sum of the Group SA Subordinate Amount as of the Initial Cut-Off Date, (2) for any Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, 35% of the sum of the Group SA Subordinate Amount as of the Initial Cut-Off Date, (3) for any Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, 40% of the sum of the Group SA Subordinate Amount as of the Initial Cut-Off Date, (4) for any Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, 45% of the sum of the Group SA Subordinate Amount as of the Initial Cut-Off Date, and (5) for any Distribution Date in or after the month of the ninth Anniversary, 50% of the sum of the Group SA Subordinate Amount as of the Initial Cut-Off Date,

in which case, as follows: (1) for any such Distribution Date in or after the month of the fifth Anniversary of but before the sixth Anniversary, the Group SA Senior Percentage for such Distribution Date plus 70% of the Group SA Subordinate Percentage for such Distribution Date; (2) for any such Distribution Date in or after the month of the sixth Anniversary but before the seventh Anniversary, the Group SA Senior Percentage for such Distribution Date plus 60% of the Group SA Subordinate Percentage for such Distribution Date; (3) for any such Distribution Date in or after the month of the seventh Anniversary but before the eighth Anniversary, the Group SA Senior Percentage for such Distribution Date plus 40% of the Group SA Subordinate Percentage for such Distribution Date; (4) for any such Distribution Date in or after the month of the eighth Anniversary but before the ninth Anniversary, the Group SA Senior Percentage for such Distribution Date plus 20% of the Group SA Subordinate Percentage for Loan Group SA for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group SA Senior Percentage for such Distribution Date.

         If on any Distribution Date the allocation to the Group SA Certificates of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group SA Certificates below zero, the Group SA Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

Group SA Senior Principal Distribution Amount: For any Distribution Date, an amount equal to the sum of (a) the Group SA Senior Percentage of the Principal Payment Amount for Loan Group SA, (b) the Group SA Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group SA and (c) the Group SA Senior Liquidation Amount.

Group SA Subordinate Amount: For any Distribution Date, the excess of the aggregate Scheduled Principal Balance of the Group SA Loans over the Class SA Certificate Principal Balance.

Group SA Subordinate Liquidation Amount: For any Distribution Date, the excess, if any, of the aggregate of Liquidation Principal for all Group SA Loans which became Liquidated Mortgage Loans during the Collection Period, over the related Group SA Senior Liquidation Amount for such Distribution Date.

Group SA Subordinate Percentage: With respect to any Distribution Date, the excess of 100% over the Group SA Senior Percentage for such date.

Group SA Subordinate Prepayment Percentage: On any Distribution Date for Loan Group SA, the excess of 100% over the Group SA Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate of the Class Principal Balances of the Class SA Certificates and the Class R Certificates have been reduced to zero, then the Group SA Subordinate Prepayment Percentage shall equal 100%.

Group SA Subordinate Principal Distribution Amount: On any Distribution Date, the excess of (A) the sum of (i) the Group SA Subordinate Percentage of the Principal Payment Amount for Loan Group SA, (ii) the Group SA Subordinate Principal Prepayments Distribution Amount and (iii) the Group SA Subordinate Liquidation Amount over (B) the amounts required to be distributed to the Class A Certificates pursuant to clause (I)(a)(iv) of the definition of "Certificate Distribution Amount" on such Distribution Date. Any reduction in the Group SA Subordinate Principal Distribution Amount pursuant to clause (B) of this definition shall: (i) first, be subtracted from the amount calculated pursuant to clause (A)(i) of this definition, (ii) second, be subtracted from the amount calculated pursuant to clause (A)(iii) of this definition and (iii) third, be subtracted from the amount calculated pursuant to clause (A)(ii) of this definition. On any Distribution Date, the Group SA Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Subordinate Certificates and paid in the order of distribution to such Classes pursuant to clause (I)(c) of the definition of "Certificate Distribution Amount" herein, except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, the pro rata portion of the Group SA Subordinate Principal Prepayments Distribution Amount otherwise allocable to the Class or Classes junior to such Class will be distributed to the most senior Class of the Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Classes of Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes. For purposes of this definition and the definition of "Subordination Level," the relative seniority, from highest to lowest, of the Classes of Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

Group SA Subordinate Principal Prepayments Distribution Amount: On any Distribution Date, the Group SA Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group SA.

Group SA Undercollateralized Amount: For any Distribution Date is equal to the sum of (i) the sum of (A) the amount, if any, by which the aggregate Class Principal Balance of the Class SA Certificates exceeds the aggregate Scheduled Principal Balance of the Group SA Loans, after giving effect to distributions to be made on such Distribution Date and (B) 1/12 of the amount calculated in clause (i)(A) above multiplied by 7.00% and (ii) any amounts payable to the Class SA Certificates pursuant to clause (i) above of this definition of "Group SA Undercollateralized Amount" on any prior Distribution Dates, plus accrued interest thereon at 7.00% per annum.

Holder:  A Certificateholder.

Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Initial Collateral Balance: As of the Closing Date, the sum of (a) the Initial Cut-Off Date Aggregate Loan Balance and (b) the amount on deposit in the Pre-Funding Account.

Initial Cut-Off Date:  April 1, 1998.

Initial Cut-Off Date Aggregate Loan Balance:  $292,308,382.37.

Initial Mortgage Loans: The Mortgage Loans transferred to the Trust on the Closing Date, as set forth in Exhibit D hereto.

Initial Mortgage Loan Schedule: The schedule of Initial Mortgage Loans included in the Trust as of the Initial Cut-Off Date, specifying with respect to each such Initial Mortgage Loan the information described in the definition of "Mortgage Loan Schedule".

Insolvency Event: With respect to a Mortgagor, any of the following events: (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Mortgagor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, sequestrator (or other similar official) of the Mortgagor or for all or substantially all of its property, or order the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the Mortgagor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Servicer pursuant to Section 3.5 hereof, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property or (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures.

Interest Collections: As to any Distribution Date, all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of any payments of the Purchase Price for a Mortgage Loan, Insurance Proceeds, Net Liquidation Proceeds and any Monthly Advance made with respect to such Distribution Date as is allocable to interest on the applicable Mortgage Loan and any portion of Payaheads constituting interest intended by the Mortgagor for application in the related Collection Period) collected by the Servicer under the Mortgage Loans (excluding any portion of Payaheads constituting interest intended by the Mortgagor for application in a subsequent Collection Period, any fees, late charges or similar administrative fees paid by Mortgagors) during the related Collection Period (net of the Servicing Fee for such Collection Period and any portion of any Unreimbursed Advance as is allocable to interest on the applicable Mortgage Loan).

Interest Distribution Amount: On any Distribution Date, for any Class of Certificates, the amount of interest accrued on the respective Class Principal Balance or Class Notional Amount, as applicable, at 1/12th of the related Certificate Rate for such Class during the Collection Period, before giving effect to allocations of Realized Losses for the Collection Period or distributions to be made on such Distribution Date, reduced by the interest portion of Realized Losses allocated to such Class.

Interested Person: The Depositor, the Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

Junior Subordinate Certificates: The Class B-3, B-4 and B-5 Certificates, collectively.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgage Loan have been recovered.

Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Loss Amount: With respect to any Distribution Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the excess, if any, of the Loan Balance thereof at the end of such Collection Period over the Net Liquidation Proceeds applied in reduction of such Loan Balance.

Liquidation Principal: The principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the related Collection Period.

Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO or any condemnation or taking by eminent domain, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

Liquidation Report:  As defined in Section 3.7.

Loan Balance: At the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the applicable Cut-Off Date, after deduction of all principal payments due on or before such Cut-Off Date whether or not paid, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan.

         In the case of a Substitute Mortgage Loan, "Loan Balance" shall mean, at the time of any determination, the principal balance of such Substitute Mortgage Loan transferred to the Trust on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Mortgage Loan.

         The Loan Balance of a Mortgage Loan (including a Substitute Mortgage
Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Mortgage Loan during a calendar month, the Loan Balance of such Mortgage Loan shall be reduced by the amount of such Realized Loss as of the Distribution Date next following the end of such calendar month after giving effect to the allocation of Realized Losses and distributions of principal to the Certificates.

Loan Group: Loan Group SA and Loan Group A, as applicable.

Loan Group A: The group of Mortgage Loans comprised of the Group A Loans.

Loan Group SA: The group of Mortgage Loans comprised of the Group SA Loans.

Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Loan Balance.

Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date, the percentage equivalent of the fraction, the numerator of which is the Original Loan Balance and the denominator of which is the Valuation of the related Mortgaged Property as of the date of the execution of the related original Mortgage.

Losses: As defined in Section 11.3(a).

Majority Holders: The Holder or Holders of each Class of Certificates evidencing Percentage Interests in excess of 51% in the aggregate of such Class.

Merged Holder: As defined in Section 2.1(a).

Monthly Advance: As defined in Section 3.4.

Monthly Payment: For any Collection Period with respect to any Mortgage Loan, the scheduled monthly payment of principal of and interest due on such Mortgage Loan that is payable by the Mortgagor under the related Mortgage Note during such Collection Period (without regard to any rescheduling pursuant to Section 3.2(a)(ii)).

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Loan.

Mortgage File: The mortgage documents listed in Section 2.1(a) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans included in the Trust on such date which schedule shall consist of the Initial Mortgage Loan Schedule together with any Subsequent Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans transferred to the Trust on a Subsequent Transfer Date. The Initial Mortgage Loan Schedule of Initial Mortgage Loans as of the Initial Cut-Off Date is the schedule set forth herein as Exhibit
D. The Mortgage Loan Schedule shall set forth as to each Mortgage Loan (i) the Cut-Off Date Loan Balance, (ii) the name of the Mortgagor, (iii) the account number, (iv) the State and Zip Code in which the Mortgaged Property is located,
(v) the Loan Rate, (vi) the stated
maturity date of the Mortgage Note, (vii) the Loan-to-Value Ratio, (viii) the Original Loan Balance, (ix) the Servicing Fee Rate; (x) the Due Date, (xi) the remaining number of months to maturity as of the applicable Cut-Off Date, (xii) the first date on which a Monthly Payment is due, (xiii) whether the Mortgaged Property is owner occupied or non-owner occupied, (xiv) whether the Mortgaged Property is a single family residence, two-to-four family residence, a condominium or other property, and (xv) the Loan Group and any other information set forth on Exhibit D. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of one or more Eligible Substitute Mortgage Loans for a Defective Mortgage Loan from time to time hereunder as well as the addition of Subsequent Mortgage Loans.

Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee pursuant to Sections 2.1 and 2.10 (including, without limitation, all Eligible Substitute Mortgage Loans that are at any time substituted for any Defective Mortgage Loans), together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller from time to time pursuant to
Section 2.2 or 2.6, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered at the Closing Date.

Mortgage Note: With respect to a Mortgage Loan, the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

Mortgagor: The obligor or obligors under a Mortgage Note.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

Net Loan Rate: With respect to any Mortgage Loan, the Loan Rate of such Mortgage Loan less the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.

Nondisqualification Opinion: An Opinion of Counsel that a contemplated action will not cause either of the REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Certificates are outstanding or cause a "prohibited transaction" or "prohibited contribution" tax (as defined in the REMIC Provisions) to be imposed on such REMICs.

Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Monthly Advance or Servicing Advance previously made and not reimbursed pursuant to
Section 3.3(ii), or (ii) a Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Seller and the Trustee no later than the Business Day following such determination, (A) would not be ultimately recoverable based on the Servicer's determination of whether the amount of such advance together with all previous advances exceeds the recoverable value of the Mortgaged Property (without regard to the outstanding principal balance of the related Mortgage Loan) net of any senior liens and estimated foreclosure costs and estimated REO operation, management and maintenance costs or (B) would not be ultimately reimbursed pursuant to
Section 3.3(ii).

Notice of Default: As defined in Section 8.1.

Officer's Certificate: A certificate signed by the President, a Senior Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Depositor, the Seller or the Servicer, as the case may be.

Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be in-house counsel for the Depositor, the Seller or the Servicer (except that any opinion relating to taxation must be an opinion of independent outside counsel).

Original Class Certificate Principal Balance: With respect to the Class A-1 Certificates, $126,652,919, with respect to the Class A-2 Certificates, $19,168,000, with respect to the Class A-3 Certificates, $18,130,000, with respect to the Class A-4 Certificates, $9,500,000, with respect to the Class A-5 Certificates, $2,700,000, with respect to the Class A-7 Certificates, $2,500,000, with respect to the Class SA-1 Certificates, $51,614,813, with respect to the Class SA-2 Certificates, $79,081,309, with respect to the Class SA-3 Certificates, $9,700,000, with respect to the Class SA-4 Certificates, $15,253,691, with respect to the Class M Certificates, $7,701,171, with respect to the Class B-1 Certificates, $2,975,452, with respect to the Class B-2 Certificates, $2,100,319, with respect to the Class B-3 Certificates, $1,225,186, with respect to the Class B-4 Certificates, $700,106, with respect to the Class B-5 Certificates, $1,050,161.64, with respect to the Class R-I Certificates, $50, with respect to the Class R-II Certificates, $50.

Original Loan Balance: As to any Mortgage Loan, the original principal amount of such Mortgage Loan outstanding on the date such loan was made.

Original Pre-Funded Amount: $57,744,845.

Overfunded Interest Amount: With respect to each Subsequent Transfer Date occurring in May 1998, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the sum of the Capitalized Interest Requirements (assuming amounts on deposit in the Pre-Funding Account are invested at 2% per annum) which will be required on the first, second and third Distribution Dates (assuming that the amount required for the second and third Distribution Dates will be the same as such Capitalized Interest Requirement for the first Distribution Date). With respect to each Subsequent Transfer Date occurring in June 1998, the excess of (A) the amount in the Capitalized Interest Account on such date over (B) the Capitalized Interest Requirements (assuming amounts on deposit in the Pre-Funding Account are invested at 2% per annum) which will be required on the second and third Distribution Dates (assuming that the amount required for the second and third Distribution Dates will be the same as such Capitalized Interest Requirement for the first Distribution Date). With respect to each Subsequent Transfer Date occurring in July 1998, the excess of (A) the amount in the Capitalized Interest Account on such date over (B) the Capitalized Interest Requirement (assuming amounts on deposit in the Pre-Funding Account are invested at 2% per annum) which will be required on the third Distribution Date (assuming that the amount required for the third Distribution Date will be the same as such Capitalized Interest Requirement for the second Distribution Date).

Owner: As defined in Section 6.4.

Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payahead: With respect to any Due Date and Mortgage Loan, a Monthly Payment received by the Servicer with the scheduled Monthly Payment for such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

Paying Agent: Any paying agent appointed pursuant to Section 6.5.

Payoff: Any Mortgagor payment of principal on a Mortgage Loan equal to the entire outstanding Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Percentage Interest: With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage Interest" shall mean the percentage undivided beneficial ownership interest evidenced by such Certificate of such Class, which percentage shall equal:

                  (i) with respect to any Class SA or Class A Certificate (other than the Class SA-5, Class S-X, Class A-6 and Class A-X Certificates), its Certificate Principal Balance divided by the applicable Class Principal Balance;

                  (ii) with respect to the Class SA-5, Class S-X, Class A-6 and Class A-X Certificates, the portion of the respective Class Notional Amount evidenced by such Certificate divided by the respective Class Notional Amount; and

                  (iii) with respect to the Class R-I and Class R-II Certificates, the percentage set forth on the face of such Certificate.

Permitted Transferee: Any Person other than (i) the United States, a State or any political subdivision or possession thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (except certain farmers' cooperatives described in Code Section 521) unless such organization is subject to the tax imposed by Code Section 511, (iv) a rural electric and telephone cooperative described in Code Section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to

United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, other than any such Person that holds its Residual Certificate in connection with the conduct of a trade or business within the United States, and (vi) any Person so designated in an Officer's Certificate delivered to the Trustee by the Servicer based on a Nondisqualification Opinion delivered to the Servicer and the Trustee to the effect that any Transfer to such Person may cause the REMIC I or REMIC II or any Holder of a Class R-I or R-II Certificate to incur tax liability that would not be imposed other than on account of such Transfer. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHMLC, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pool Delinquency Rate: As to any Collection Period, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate Loan Balance of all Mortgage Loans that are 90 or more days delinquent (including Mortgage Loans in foreclosure and REO and any Mortgage Loan if the related Mortgagor is subject to an Insolvency Event) as of the close of business on the last day of such Collection Period and the denominator of which is equal to the Aggregate Loan Balance as of the close of business on the last day of such Collection Period.

Pre-Funded Amount: With respect to any date, the amount remaining on deposit in the Pre-Funding Account, exclusive of Pre-Funding Account Earnings.

Pre-Funding Account: The Pre-Funding Account established in accordance with
Section 4.2 hereof and maintained by the Trustee as an Eligible Account.

Pre-Funding Account Earnings: With respect to the Distribution Date in May 1998, the actual investment earnings earned during the period from the Closing Date through the Determination Date related to the Distribution Date occurring in May 1998 (the "May Determination Date") (inclusive) as calculated by the Trustee pursuant to Section 4.2 hereof; and with respect to the Distribution Date in June 1998, the actual investment earnings earned during the period from the day after the May Determination Date through the Determination Date related to the Distribution Date occurring in June 1998 (the "June Determination Date") (inclusive) as calculated by the Trustee pursuant to Section 4.2 hereof; and with respect to the Distribution Date in July 1998, the actual investment earnings earned during the period from the day after the June Determination Date through the Determination Date related to the Distribution Date occurring in July 1998 (inclusive) as calculated by the Trustee pursuant to Section 4.2 hereof.

Prepayment Assumption: A conditional rate of prepayment equal to 0.2% per annum in the first month of the life of the mortgage loans and an additional approximate 0.2% (expressed as a percentage per annum) in each month thereafter until the thirtieth month; beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 6% per annum each month is assumed.

Principal Collections: As to any Distribution Date, all payments by or on behalf of Mortgagors and any other amounts constituting principal (including without limitation such portion of any payments of the Purchase Price for any Mortgage Loan, Insurance Proceeds, Net Liquidation Proceeds and any Monthly Advance as is allocable to principal of the applicable Mortgage Loan, all Principal Prepayments received during the related Collection Period, any portion of Payaheads constituting principal intended by the Mortgagor for application in the related Collection Period and any Substitution Adjustment Amounts, but excluding Foreclosure Profits and any portion of any Unreimbursed Advance as is allocable to principal of the applicable Mortgage Loan and any portion of Payaheads constituting principal intended by the Mortgagor for application in any subsequent Collection Period) collected by the Servicer under the Mortgage Loans during the related Collection Period.

Principal Payment Amount: On any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) the scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased by the Seller pursuant to a Purchase Obligation or as permitted by this Agreement during the Collection Period, and (iii) any other unscheduled payments of principal which were received with respect to any Mortgage Loan during the Collection Period, other than Payoffs, Curtailments and Liquidation Principal.

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: On any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) Curtailments received during the Collection Period from such Mortgage Loans and
(ii) Payoffs received during the applicable Collection Period from the Mortgage Loans.

Pro Rata Allocation: The allocation of the principal portion of losses relating to a Mortgage Loan in a given Loan Group to all Classes of Certificates in the related Certificate Group (other than Class SA-5, Class SA-X, Class A-6 and Class A-X Certificates) and to the Subordinate Certificates (in the limited circumstances described below) pro rata according to their respective Class Principal Balances, and the allocation of the interest portion of such losses to the Certificates related to such Mortgage Loan pro rata according to the amount of interest accrued but unpaid on each such Class in reduction thereof and then in reduction of their related Class Principal Balances. For purposes of any Pro Rata Allocation in part to the Subordinate Certificates, each Class of Subordinate Certificates will be deemed to have a Class Principal Balance (and to accrue interest thereon) equal to the actual Class Principal Balance thereof times a fraction, the numerator or which is the Group SA Subordinate Amount (for a loss on a Group

SA Mortgage Loan) or the Group A Subordinate Amount (for a loss on a Group A Mortgage Loan), and the denominator of which is the aggregate of the Group SA Subordinate Amount and the Group A Subordinate Amount.

Prospectus: The base prospectus dated April 24, 1998.

Prospectus Supplement: The prospectus supplement dated April 24, 1998 relating to the offering of the Class SA Certificates, the Class A Certificates, the Class R Certificates and the Senior Subordinate Certificates.

Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Initial Cut-Off Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

Purchase Obligation: An obligation of the Seller to repurchase Mortgage Loans under the circumstances and in the manner provided in Section 2.2 or Section 2.6(b).

Purchase Price: With respect to any Mortgage Loan to be repurchased or purchased pursuant to Sections 2.2 or 2.6 on any date pursuant to any provision of this Agreement, an amount equal to the sum of (i) the Loan Balance of such Mortgage Loan as of the last day of the Collection Period ended immediately preceding the date of repurchase or purchase, (ii) accrued and unpaid interest through such Collection Period computed at the applicable Loan Rate on the Loan Balance calculated as set forth in clause (i) of this definition, (iii) any delinquent interest on such Mortgage Loan as to which no Monthly Advance has been made, and
(iv) all Unreimbursed Advances relating to such Mortgage Loan.

Qualified Mortgage: Has the meaning from time to time given to that term in
Section 860G(a)(3) of the Code.

Rating Agency: Initially, each of S&P and DCR, thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agency.

Realized Loss: For any Distribution Date, with respect to any Mortgage Loan which became a Liquidated Mortgage Loan during the related Collection Period, the sum of (i) the principal balance of such Mortgage Loan remaining outstanding and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the principal portion of such Realized Loss), and
(ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the interest portion of such Realized Loss). For any Distribution Date, with respect to any Mortgage Loan which is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date.

Record Date: The close of business on the last day of the calendar month preceding the month in which the related Distribution Date occurs.

Related Documents: As defined in Section 2.1(a).

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC I: The pool of assets consisting of the Trust Assets specified in Section
2.1 but not including the Class A-7 Reserve Account, Distribution Account, Capitalized Interest Account or the Pre-Funding Account.

REMIC I Regular Interests: The regular interests in REMIC I as described in
Section 2.7 of this Agreement.

REMIC II: The pool of assets consisting of the Class A-7 Reserve Fund, the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Initial Cut-Off Date.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear in Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO: A Mortgaged Property that is acquired by the Trustee in foreclosure or by deed in lieu of foreclosure.

Residual Certificates: The Class R-I and Class R-II Certificates, which are hereby each designated the sole Class of "residual interests" in REMIC I and REMIC II, respectively, for purposes of Section 860G(a)(2) of the Code.

Residual Certificateholder: The person in whose name a Residual Certificate is registered on the Certificate Register.

Residual Distribution Amount: On any Distribution Date, any portion of the Available Distribution Amount for a Loan Group remaining after all distributions to each Class of Certificates other than the Residual Certificates. Upon termination of the obligations created by this Agreement and the Trust created hereby, the amounts, if any, which remain on deposit in the Collection Account after payment to the Certificateholders of the amounts set forth in Section 10.1 of this Agreement, and subject to the conditions set forth therein.

Responsible Officer: When used with respect to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: As to any Distribution Date, the average of the Pool Delinquency Rates for each of the three (or one and two in the case of the first and second Distribution Dates) immediately preceding Collection Periods.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., provided that at any time it be a Rating Agency.

SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

Scheduled Principal Balance: With respect to any Mortgage Loan as of any Distribution Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the Collection Period for such Distribution Date, after giving effect to any previously applied Curtailments, the payment of principal due on such first day of such Collection Period and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

Securities Act: As defined in Section 12.11.

Seller: First Union National Bank, in its capacity as seller under this Agreement, and its successors in interest.

Senior Certificates: The Class SA, Class A and Class R Certificates, collectively.

Servicer: First Union Mortgage Corporation, in its capacity as servicer under this Agreement, and its successors in interest or any successor servicer appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Servicer Removal Right Event:  The occurrence of:

         (i) on any Distribution Date, the Rolling Three Month Delinquency Rate exceeds 6%; or

         (ii) (A) on any Distribution Date on or prior to the Distribution Date that is the fifth annual anniversary of the initial Distribution Date, the Total Losses exceed 3.5% of (I) the sum of (I) the Cut-Off Date Aggregate Loan Balance and (II) the aggregate Cut-Off Date Loan

Balance of all Subsequent Mortgage Loans; or (B) on any Distribution Date on or prior to the Distribution Date that is the tenth annual anniversary of the initial Distribution Date, Total Losses exceed 4.5% of the sum of (I) the Cut-Off Date Aggregate Loan Balance and (II) the aggregate Cut-Off Date Loan Balance of all Subsequent Mortgage Loans.

Servicing Advances: All reasonable and customary unanticipated "out of pocket" costs and expenses incurred in the performance by the Servicer or a Subservicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) compliance with the obligations under Sections 3.5, 3.7 and 3.19, all of which reasonable and customary unanticipated out-of-pocket costs and expenses are reimbursable to the extent provided in Sections 3.3(ii) and 3.3(vii) and 3.7.

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer in accordance with Section 4.1.

Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 3.9.

Servicing Fee: With respect to any Collection Period, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the Aggregate Loan Balance as of the first day of such Collection Period.

Servicing Fee Rate: With respect to each Mortgage Loan, the servicing fee rate per annum for such Mortgage Loan as set forth on the Mortgage Loan Schedule, which rate will be between 0.25% per annum and 0.44% per annum, inclusive for the Initial Mortgage Loans and not greater than 0.44% for any Subsequent Mortgage Loan.

Servicing Officer: Any officer of the Servicer or a Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended from time to time.

Single-Family Residence: Has the meaning from time to time given to that term in
Section 25(e)(10) of the Code.

Special Hazard Coverage: With respect to all Mortgage Loans, the Special Hazard Coverage Initial Amount less Special Hazard Losses allocated to the Certificates and the amount of any scheduled reduction in the amount of Special Hazard Coverage as follows: on each Anniversary of the Initial Cut-Off Date, the Special Hazard Coverage shall be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single zip code area containing the largest aggregate principal balance of the Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans and (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month, and (2) the Special Hazard Coverage Initial Amount as reduced by the Special Hazard Losses allocated to the Certificates since the Initial Cut-Off Date. Special Hazard Coverage may be reduced upon written confirmation from the Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by the Rating Agency.

Special Hazard Coverage Initial Amount:  $2,941,436.

Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (ii) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof, (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Startup Day: As specified in Section 2.9(i).

Subordinate Certificates: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Subordination Level: On any specified date, with respect to any Class of Subordinate Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates as of such date prior to giving effect to distributions or allocations of Realized Losses on the Mortgage Loans on such date.

Subsequent Cut-Off Date: With respect to any Subsequent Mortgage Loans, the date so specified in the related Subsequent Transfer Agreement, which date shall always be the close of business on the last day of the month preceding the Subsequent Transfer Date.

Subsequent Mortgage Loans: Each of the Mortgage Loans identified on a Subsequent Mortgage Loan Schedule which Subsequent Mortgage Loan must, unless waived or modified by the Rating Agencies (except for (ii) of this sentence) as of the date of its transfer to the Trust: (i) not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) have a fixed rate of interest and an original term to stated maturity of 30 years; (iii) be secured by a Mortgage in a first lien position on a one- to four-family property (which may be attached, part of a two- to four-family dwelling, a condominium unit, a townhouse or a unit in a planned unit development); (iv) not have a Loan Rate less than 7.26% per annum; (v) be otherwise acceptable to the Rating Agencies,
(vi) have an origination date of not more than 36 months prior to the related Subsequent Cut-Off Date and (vii) following the purchase of such Subsequent Mortgage Loan by the Trust on a Subsequent Transfer Date, the Mortgage Loans (including the Subsequent Mortgage Loans) as of the first day of the month following such Subsequent Transfer Date: (a) will have a weighted average Loan Rate (by Loan Balance as of such first day of the month) of at between 7.75% per annum and 8.15% per annum, inclusive; (b) will have a weighted average remaining term to stated maturity (by Loan Balance as of such first day of the month) of between 300 and 315 months, inclusive; (c) will have a weighted average Loan-to-Value Ratio (by Loan Balance as of such first day of the month) of between 70% and 75%, inclusive; (d) will have a state concentration not in excess of 28% (by Loan Balance as of such first day of the month) for any one state; (e) will have no more than 10% (by Loan Balance as of such first day of the month) relating to non-owner occupied properties; (f) will have no more than 2.00% (by Aggregate Loan Balance) of Mortgage Loans secured by three- to four-family properties and; (g) will not have more than 25% (by Loan Balance as of such first (1st) day of the month) of Subsequent Mortgage Loans.

Subsequent Mortgage Loan Schedule: As of any date of determination, each schedule that is identified as a schedule of Subsequent Mortgage Loans, specifying with respect to each such Subsequent Mortgage Loan the information described in the definition of "Mortgage Loan Schedule" and is attached to a Subsequent Transfer Agreement.

Subsequent Transfer Agreement: Each Subsequent Transfer Agreement entered into between the Depositor and the Trustee substantially in the form attached as Exhibit R hereto.

Subsequent Transfer Date: With respect to any Subsequent Mortgage Loans, the date such Mortgage Loans are conveyed to the Trust pursuant to the related Subsequent Transfer Agreement during the Funding Period; provided that no more than two Subsequent Transfer Dates may occur in any one calendar month.

Subservicer: Any Person with whom the Servicer has entered into an arrangement to subservice the Mortgage Loans.

Substitute Mortgage Loan:  As defined in Section 2.2(b).

Substitution Adjustment Amount: As to any Collection Period related to the Distribution Date with respect to which the Seller substitutes one or more Eligible Substitute Mortgage Loans pursuant to any provision hereof, the amount, if any, by which (i) the aggregate Loan Balances at the end of such Collection Period of all such Eligible Substitute Mortgage Loans being added to the Trust is less than (ii) the aggregate Loan Balances at the end of such Collection Period of the related Mortgage Loans being removed from the Trust, such amount to be deposited into the Collection Account as provided in Section 2.7(a).

Substitution Date: As defined in Section 2.7(b).

Supplemental Mortgage Loan Schedule: As defined in Section 2.7(b).

Tax Matters Person: The Person designated by Section 11.1(a) as the "tax matters person" of the REMIC I and REMIC II as required by and in conformity with Treasury Regulations Section 1.860F-4(d).

Total Losses: On any Distribution Date, the sum of the aggregate of all Liquidation Loss Amounts through and including such Distribution Date.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transfer Affidavit: As defined in Section 6.2(c)(iii)(A).

Transfer Date: With respect to any Mortgage Loan transferred to or retransferred from the Trust hereunder, the date on which such transfer or retransfer is made under the terms hereof, which date shall be the Closing Date in the case of all of the Initial Mortgage Loans originally listed on the Mortgage Loan Schedule.

Trust: The trust created by this Agreement.

Trust Assets: As specified in Section 2.1.

Trustee: Norwest Bank Minnesota, National Association and its successors in interest or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

Trustee Fee: As to any Distribution Date, an amount equal to the product of the Trustee Fee Rate divided by 12 and the Certificate Principal Balance as of the first day of the preceding Collection Period.

Trustee Fee Rate: 0.01% per annum.

Trustee's Remittance Report: As defined in Section 5.2(a).

Uncollected Interest: With respect to any Distribution Date for any Mortgage Loan on which a Payoff or Curtailment was made by a Mortgagor during the related Collection Period, any shortfall in interest collections during such Collection Period resulting from the timing of a Payoff made other than on the related Due Date or resulting from a Curtailment.

United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

Unreimbursed Advances: With respect to any Distribution Date, an amount equal to the aggregate of all Monthly Advances made on prior Distribution Dates that have not been reimbursed to the Servicer.

Valuation: With respect to any Mortgaged Property at any time referred to herein, the appraised value of the Mortgaged Property based upon the most recent appraisal made by or on behalf of the Servicer or the originator of the related Mortgage Loan.

         SECTION 1.2. OTHER DEFINITIONAL PROVISIONS.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement is intended to be illustrative and not exclusive; Section, subsection, paragraph, clause and Exhibit references contained in this Agreement are references to Sections, subsections, paragraphs, clauses and Exhibits in or to this Agreement unless otherwise specified; and the definitions of terms set forth herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         SECTION 1.3. CALCULATIONS.

         The calculation of interest on the Certificates and the calculation of the Servicing Fee and Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II


                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.1. CONVEYANCE OF MORTGAGE LOANS.

         (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.2 and 2.6), (1) all of its right, title and interest in and to each Initial Mortgage Loan (including all substitutions therefor), including its Cut-Off Date Loan Balance, all interest accruing thereon on and after the Initial Cut-Off Date and all collections in respect of interest and principal received on and after the Initial Cut-Off Date (exclusive of payments in respect of interest on the Initial Mortgage Loans accrued prior to the Initial Cut-Off Date and received thereafter); (2) any Mortgaged Property converted to ownership through Foreclosure Proceedings or otherwise; (3) any insurance policies related to the Initial Mortgage Loans; (4) all rights under any guaranty executed in connection with an Initial Mortgage Loan; (5) the related Mortgage Notes, Mortgages and other documents related to the Initial Mortgage Loans; (6) the fixed price contract to acquire Subsequent Mortgage Loans contained in Section 2.10; (7) such amounts as may be deposited into and held by the Trustee in the Pre-Funding Account and the Capitalized Interest Account, together with all investment earnings on such amounts; (8) all other assets included or to be included in the Trust for the benefit of the Certificateholders; (9) the Collection Account and the Distribution Account and all funds and other assets deposited therein and all instruments, securities (including, without limitation, Eligible Investments) or other property in which the Collection Account and the Distribution Account may be invested in whole or in part from time to time, including all amounts from time to time on deposit therein (other than investment income earned on such Eligible Investments); (10) the Depositor's rights under the Purchase Agreement, including, without limitation, the representations and warranties of the Seller thereunder together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with the Purchase Agreement; and (11) the proceeds of all of the foregoing (all of the foregoing being referred to as the "Trust Assets"). The foregoing sale, transfer, assignment, set over and conveyance does not and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto except as specifically set forth herein.

         In connection with such transfer, assignment and conveyance by the Depositor, the Seller shall deliver to, and deposit with the Trustee, as Document Custodian, on or before the Closing Date and, subject to the provisions of Sections 3.16 and 3.17, the Document Custodian shall retain, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents") and the Seller, in connection with any Subsequent Transfer, shall deliver to, and deposit with the Document Custodian, on or before the Subsequent Transfer Date, the Related Documents with respect to each Subsequent Mortgage
Loan:

                  (i) the original Mortgage Note, endorsed "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders from time to time of FURST Mortgage Loan Trust 1998-A, Mortgage Pass-Through Certificates, Series 1998-A, without recourse," signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller or to the Merged Holder, if applicable;

                  (ii) the original Mortgage, with evidence of recording thereon, provided, that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall cause to be delivered to the Document Custodian a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Depositor certifying that such original Mortgage has been so delivered to such recording office;

                  (iii) the original assignment of Mortgage, from the Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered holders from time to time of FURST Mortgage Loan Trust 1998-A, Mortgage Pass-Through Certificates, Series 1998-A," which assignment shall be in form and substance acceptable for recording;

                  (iv) the original attorney's opinion of title or the original policy of title insurance, provided, that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall cause to be delivered to the Document Custodian a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller or to the Merged Holder, if applicable, provided, that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may have delivered to the Document Custodian a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office;

                  (vi) originals of all assumption and modification agreements, if any; and

provided, however, the Seller may deliver to the Document Custodian all Related Documents other than those referred to in clause (i) above (except for those Mortgage Notes relating to Mortgage Loans listed on Exhibit N which Mortgage Notes may be delivered within 30 days after the Closing Date) within 180 days after the Closing Date or the related Subsequent Transfer Date, as applicable.

         In all such instances, the Seller will deliver or cause to be delivered the original recorded Mortgage and assignments thereof to the Document Custodian promptly upon receipt of the original recorded Mortgage.

         For all Initial Mortgage Loans that were owned by the Seller on the Initial Cut-Off Date as successor by merger to the originator or previous holder, the Seller shall deliver to the Trustee, as Document Custodian, on or before the Closing Date, an officer's certificate identifying such Initial Mortgage Loans and the identities of the Persons (each, a "Merged Holder") that are reflected on the related Mortgage Notes and Mortgage or assignment of Mortgage as the holder, certifying that the Seller is successor by merger to each such Merged Holder and certifying as to the authority of the officer signing the endorsement referred to in clause (i) above and the assignment of Mortgage referred to in clause (iii) above to execute the same. Such officer's certificate shall constitute part of the Mortgage File of each such Initial Mortgage Loan.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Initial Mortgages, the related Mortgage Notes and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Initial Mortgages, the related Mortgage Notes and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

         In connection with such assignment, transfer, sale and conveyance, the Seller shall file, on or prior to the Closing Date, in the appropriate office of any applicable state, county or other relevant jurisdiction, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party (and indicating that the security interest in such loans has been assigned to the Trustee) and listing as collateral the Mortgages, the Mortgage Notes, the Related Documents and other property constituting the Trust. The characterization of the Seller as "debtor" and the Depositor as "secured party" in any such financing statement is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that the transfer of the Mortgage Loans by the Seller to the Depositor and the transfer of the Mortgage Loans by the Depositor to the Trust be treated as a sale to the Depositor and the Trust, respectively, of the respective Seller's entire right, title and interest in and to the property specified in the preceding sentence. In connection with such filing, the Seller shall cause to be filed all necessary continuation statements thereof and amendments thereto and take or cause to be taken such actions and execute such documents as are necessary to continue the perfection and protect the Certificateholders' interest in such property.

         (b) The Seller shall use its best efforts, within 180 days of the Closing Date with respect to the Initial Mortgage Loans and of the applicable Subsequent Transfer Date with respect to Subsequent Mortgage Loans, at its own expense, to either (i) record the assignment of each Mortgage in favor of the Trustee in the appropriate real property office or other records office or (ii) deliver to the Trustee the assignment of each Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in the event a court should recharacterize the conveyance of the Mortgage Loans as a loan or a security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this Section. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Depositor shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section 2.1(b) shall result in the obligation of the Seller to purchase or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.2.

         (c) The Document Custodian agrees, for the benefit of Certificateholders and the Trustee, within 180 days after delivery to it of the Mortgage Files and the Related Documents hereunder to review the Mortgage Files (and deliver a certificate to the Servicer and the Seller as to the findings of such review) to ascertain that all required documents set forth in paragraphs
(i) - (vi) of Section 2.1(a) have been executed and received, and that the Mortgage Notes have been endorsed without recourse as specified in Section 2.1(a)(i), and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Document Custodian may rely on the purported due execution and genuineness of any signature thereon. Within 90 days of the Closing Date, the Document Custodian will deliver a certificate to the Servicer and the Seller as to the status of such review. If within such 180-day period the Document Custodian finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Document Custodian determines that such Mortgage File is otherwise defective in any material respect, the Document Custodian shall promptly upon the conclusion of its review of all of the Mortgage Files notify the Trustee, the Depositor, the Servicer and the Seller, and the Seller shall have a period of 60 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 60-day period due primarily to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Document Custodian and the Trustee in writing and the period during which such defect may be corrected or cured shall be extended until such time as any such documents are returned from such related office (in no event, however, will such period extend beyond one (1) year from the date of discovery of such defect); provided, that prior to any such extension the Seller shall deliver to the Document Custodian a true copy of such document with a certification by the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation."

         (d) The Document Custodian shall have no responsibility for reviewing any Mortgage File except as expressly provided in subsection (c) of Section 2.1. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Document Custodian and the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine. In addition, with respect to documents referred to in clause (vi) of Section 2.1(a), the Document Custodian shall only be obligated to identify whether any such documents are included in the Mortgage File for each Mortgage Loan.

         SECTION 2.2. ACCEPTANCE BY TRUSTEE; RETRANSFER OF MORTGAGE LOANS.

         (a) The Trustee hereby acknowledges the sale and assignment of the Mortgage Loans and the Related Documents pursuant to the terms of this Agreement and declares that the Trustee holds and will hold such documents (to the extent required to be held by the Trustee hereunder) and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. The parties hereto do hereby create and establish, pursuant to the laws of the State of North Carolina and this Agreement, the Trust, which, for convenience, shall be known as "FURST Mortgage Loan Trust 1998-A."

         (b) If the time to correct or cure any defect of which the Trustee or the Document Custodian, as the case may be, has notified the Seller following review of the Mortgage Files by the Trustee or the Document Custodian, as the case may be, has expired without any correction or cure, the Seller shall, no later than two Business Days immediately preceding the Distribution Date in the month following the Collection Period in which the time to correct or cure such defect expired, repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) from the Trust at a price equal to the Purchase Price, which amount shall be deposited into the Collection Account pursuant to Section 3.2 on such Business Day or substitute a Mortgage Loan (each, a "Substitute Mortgage Loan") that is an Eligible Substitute Mortgage Loan for such Mortgage Loan in accordance with Section 2.7. Promptly upon receipt by the Trustee of written notification signed by a Servicing Officer to the effect that the Purchase Price for any such Mortgage Loan has been so deposited into the Collection Account, the Document Custodian shall release to the Seller the Mortgage File for the repurchased Mortgage Loan and the Trustee shall execute and deliver to the Seller an assignment substantially in the form of Exhibit E, without recourse, in order to vest in the Seller legal and beneficial ownership of such repurchased or removed Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto). The form of assignment attached as Exhibit E may be modified from time to time to the extent required by applicable law, as evidenced by an Opinion of Counsel delivered to the Trustee, it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose. The obligation of the Seller to repurchase or substitute for any Mortgage Loan shall constitute the sole remedy with respect to such defect available to Certificateholders or the Trustee against the Seller on behalf of

Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.7(d) shall be delivered to the Trustee in connection with any such repurchase.

         SECTION 2.3. REPRESENTATIONS AND WARRANTIES REGARDING THE DEPOSITOR.

         The Depositor represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date and as of each Subsequent Transfer Date:

                  (i) It is a corporation, validly existing and in good standing under the laws of North Carolina and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged;

                  (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Incorporation or Bylaws or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                  (v) Neither this Agreement, the Prospectus nor the Prospectus Supplement nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (vi) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would adversely affect its performance hereunder;

                  (vii) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (viii) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

                  (ix) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor has good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (x) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

                  (xi) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

         SECTION 2.4. REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICER.

         The Servicer represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date and as of each Subsequent Transfer Date:

                  (i) It is a corporation, validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

                  (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                  (v) Neither this Agreement nor the Prospectus nor the Prospectus Supplement, to the extent each relates to the Servicer, nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (vi) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would adversely affect its performance hereunder or under any subservicing agreement;

                  (vii) The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business and in compliance with the Servicer's servicing procedures as described in the Prospectus and this Agreement;

                  (viii) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer; and

                  (x) The Servicer's computer and other systems used in servicing the Mortgage Loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, the Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the Mortgage Files to the Document Custodian or the Trustee.

         Upon discovery by the Seller, the Depositor, the Servicer, or the Trustee, as the case may be, of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Servicer shall cure such breach in all material respects.

         SECTION 2.5. REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER.

         The Seller represents and warrants to the Trustee on behalf of the Certificateholders that as of the Closing Date and as of each Subsequent Transfer Date:

                  (i) It is a national banking association, validly existing and in good standing under the laws of the United States of America and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgaged Properties;

                  (ii) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) It holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to it or any of its properties or any provision of its Articles of Association or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against it or any of its properties or with respect to this Agreement or the Certificates which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (vi) Neither this Agreement nor the Prospectus nor the Prospectus Supplement nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (vii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would adversely affect its performance hereunder;

                  (viii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in the State of North Carolina;

                  (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller; and

                  (x) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

         It is understood and agreed that the representations and warranties set forth in this Section 2.5 shall survive delivery of the Mortgage Files to the Document Custodian or the Trustee.

         Upon discovery by the Depositor, the Servicer, the Seller or the Trustee, as the case may be, of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller shall cure such breach in all material respects.

         SECTION 2.6. REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THIS AGREEMENT AND THE MORTGAGE LOANS; TRANSFER OF CERTAIN MORTGAGE LOANS.

         (a) The Seller represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date with respect to the Initial Mortgage Loans and as of each related Subsequent Transfer Date with respect to the Subsequent Mortgage Loans transferred on such Subsequent Transfer Date:

                  (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the applicable Cut-Off Date;

                  (ii) All of the Related Documents set forth in Section 2.1 (including all material documents related thereto) will have been delivered to the Document Custodian within the time periods set forth in Section 2.1. Each Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (iii) (A) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, including, without limitation, condominiums, townhouses, planned unit developments, manufactured homes and mobile homes. Each mobile home and manufactured home constituting any portion of any Mortgaged Property constitutes real property under applicable state law; and (B) each mobile home constituting any portion of any Mortgaged Property is a Single-Family Residence;

                  (iv)  Each Mortgage Loan is being serviced by the Servicer;

                  (v) Each Mortgage Note has a fixed rate of interest and an original term to maturity of not more than 30 years from the date on which the first monthly payment was due. Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over a period of time equal to the amortization period of such Mortgage Note;

                  (vi) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject to the exceptions to title set forth in the title insurance policy or attorney's opinion, as the case may be, with respect to the related Mortgage Loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Document Custodian on behalf of the Trustee establishes in the Seller a valid and subsisting first lien and first priority security interest on the property described therein, and the Seller has full right to assign the same to the Trustee;

                  (vii) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no Liens; the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Depositor (or its assignee) and the Depositor (or its assignee) will hold good, marketable and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (viii) None of the Initial Mortgage Loans were delinquent (i.e. not 30 or more days past due) as of the Initial Cut-Off Date and none of the Subsequent Mortgage Loans were delinquent as of the applicable Subsequent Transfer Date; none of the Mortgage Loans has ever been delinquent in payment for 60 or more days nor more than once during the twelve months preceding the applicable Cut-Off Date been delinquent in payment for 30 or more days;

                  (ix) To the best knowledge of the Seller, there is no delinquent tax, fee or assessment lien on any Mortgaged Property;

                  (x) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xi) (A) There is no mechanics' lien or claim for work, labor or material affecting the Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage except those liens which are fully insured against by the title insurance policy referred to in clause (xiii) below; and (B) to the best of its knowledge, each Mortgaged Property is free of material damage and is in good repair;

                  (xii) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, consumer credit, truth-in-lending and disclosure laws and consummation of the transactions contemplated hereby, including, without limitation, the receipt of interest, will not involve the violation of any such laws;

                  (xiii) Either an attorney's opinion of title has been obtained or a lender's title insurance policy or binder issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance thereof insuring the Seller, its successor and assigns as to the first priority of the lien of the Mortgage, subject only to the exceptions of the character referred to in (vi) above, and the Seller is the sole insured of such lender's title insurance policy, and each such policy or binder is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

                  (xiv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 3.5;

                  (xv) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 3.5, if and to the extent required by Section 3.5;

                  (xvi) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed;

                  (xvii) All individual insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xviii) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Certificateholders and which has been or will be delivered to the Document Custodian on behalf of the Trustee. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage (other than the assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                  (xix) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                  (xx) No Mortgage Note permits or obligates the Seller to make future advances to the related Mortgagor at the option of the Mortgagor. There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, [except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest];

                  (xxi) To the best knowledge of the Seller, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxii) To the best of its knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxiii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                  (xxiv) No Mortgage Loan was originated under a buydown plan or under a limited documentation program or is in violation of the Home Ownership and Equity Protection Act of 1994;

                  (xxv) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial or non-judicial foreclosure. To the Seller's best knowledge, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

                  (xxviii) Except for Mortgage Loans that are delinquent for a time period less than 30 days, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (xxix) All amounts received after the applicable Cut-Off Date with respect to the Mortgage Loans to which the Seller is not entitled have been deposited into the Collection Account and are, as of the Closing Date or the Subsequent Transfer Date, as applicable, in the Collection Account;

                  (xxx) Each of the Mortgage Loans was originated substantially in accordance with the credit underwriting guidelines of the Seller, which are at least as stringent as the underwriting criteria set forth in the Prospectus and the Prospectus Supplement;

                  (xxxi) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially the form of Exhibit F hereto;

                  (xxxii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

                  (xxxiii) Each Mortgage Loan was originated based upon an appraisal of the related Mortgaged Property; each such appraisal is on a Fannie Mae-approved form signed prior to the approval of such Mortgage Loan application by a qualified appraiser, appointed by the Seller or the originator of such Mortgage Loan, as appropriate, who has no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan;

                  (xxxiv) Each Mortgage Loan was originated by the Seller or an affiliate of the Seller or purchased by the Seller;

                  (xxxv) (A) Each Mortgaged Property is located in the state identified on the Mortgage Loan Schedule and consists of a single-family residence (which may be detached, part of a two-to four-family dwelling, a condominium unit, a mobile, manufactured or modular home, a townhouse or a unit in a planned unit development). With respect to the Initial Cut-Off Date Aggregate Loan Balance, (a) at least 93.13% of the Initial Mortgage Loans (by Initial Cut-Off Date Aggregate Loan Balance) are secured by real property improved by a one-family residence erected thereon, (b) no more than 0.08% of the Initial Mortgage Loans (by Initial Cut-Off Date Aggregate Loan Balance) are secured by real property improved by two- to four-family dwellings,
         (c) no more than 5.72% of the Initial Mortgage Loans (by Initial Cut-Off Date Aggregate Loan Balance) are secured by real property improved by individual condominium units and units in a planned unit development, (d) no more than 1.07% of the Initial Mortgage Loans (by Initial Cut-Off Date Aggregate Loan Balance) are secured by real property improved by a single-family residence of a type other than those enumerated in clause (a), (b) or (c) above; and (B) as of the Initial Cut-Off Date, no more than 1.3021% of the Initial Mortgage Loans (by Initial Cut-Off Date Aggregate Loan Balance) are secured by Mortgaged Properties located in one United States postal zip code;

                  (xxxvi) All Mortgage Loans had Loan-to-Value Ratios of less than or equal to 100%;

                  (xxxvii) With respect to the Initial Cut-Off Date Aggregate Loan Balance, 4.05% of the Initial Mortgage Loans (by Initial Cut-Off Date Loan Balance) are secured by Mortgaged Properties that are non-owner occupied properties (i.e., investor-owned and vacation);

                  (xxxviii) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (vi) above;

                  (xxxix)   Each Initial Mortgage Loan was originated on or
         purchased after June 2, 1986;

                  (xl) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors;

                  (xli) To the best knowledge of the Seller, all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be qualified or licensed in such state;

                  (xlii) To the best knowledge of the Seller, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  (xliii)   No more than 0.5631% of the Initial Mortgage Loans
         (by Initial Cut-Off Date Aggregate Loan Balance) are mobile homes or manufactured housing;

                  (xliv) None of the Mortgage Loans are Cooperative Share Mortgages;

                  (xlv) Each Mortgage Loan is directly secured by a mortgage on real property and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, as of the origination date, was the only security for the Mortgage Loan, provided, that the Mortgage Loan has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default thereto was not reasonably foreseeable or (2) the fair market value of such real property was at least equal to 80% of the adjusted issue price of the Mortgage Loan (A) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
         (B) at the Closing Date;

                  (xlvi) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
         Section 1.860G-2(a)(1) and (3);

                  (xlvii) The Cut-Off Date Loan Balance for each Mortgage Loan is the Loan Balance indicated on the Mortgage Loan Schedule for such Mortgage Loan as of the applicable Cut-Off Date;

                  (xlviii) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any Person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (xlix) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (l) With respect to each Mortgage Loan secured by a mobile home or manufactured housing: (a) such mobile home or manufactured housing is permanently affixed to a foundation which is suitable for the soil conditions of the site; all foundations, both perimeter and interior, having footings that are located below the frost line; any wheels, axles and trailer hitches are removed from such mobile home or manufactured housing and (b) the related Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion or certificate that identified such mobile home or manufactured housing as part of the real property and insures or indemnifies against any loss if such mobile home or manufactured housing is determined not to be part of the real property; and

                  (li) Each Subsequent Mortgage Loan meets the characteristics contained in the definition of Subsequent Mortgage Loan.

                  With respect to the representations and warranties set forth in this Section 2.6(a) that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Servicer, the Depositor, the Trustee or the Document Custodian that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         (b) The representations and warranties set forth in Section 2.6(a) shall survive the delivery of the Mortgage Files to the Document Custodian or the Trustee. Upon discovery by the Seller, the Servicer, the Depositor or the Trustee of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan, the party discovering such breach shall give written notice thereof to the other parties within five (5) days after such


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

discovery but only to the extent that such breach materially and adversely affects the interests of Certificateholders. Promptly after its discovery or its receipt of notice of any such breach, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless at the expiration of the 60-day period following receipt of such notice, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than two Business Days immediately preceding the Distribution Date in the month following the related Collection Period in which any such cure period expired (but in the case of a breach that if discovered before the Startup Day, would have prevented the obligation from being a "qualified mortgage" as defined in the Code, within 90 days of discovery of the breach), but only to the extent that such uncured breach materially and adversely affects the interests of the Certificateholders, repurchase at the Purchase Price such Defective Mortgage Loan (including any property acquired in respect thereof and any insurance policy or Insurance Proceeds with respect thereto) in the same manner and subject to the same conditions as set forth in
Section 2.2 or shall substitute an Eligible Substitute Mortgage Loan in accordance with Section 2.7. Upon making any such repurchase, the Seller shall be entitled to receive an assignment of the repurchased or removed Mortgage Loan and a release of the related Mortgage File from the Document Custodian to the extent set forth in Section 2.2. The obligation of the Seller to repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller with respect to such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

         SECTION 2.7. SUBSTITUTION OF MORTGAGE LOANS.

         (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under this Article II, the Seller may deliver to the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to this Article II. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment Amount, if any, and shall deposit such amount, along with the Unreimbursed Advances, unreimbursed Servicing Advances and unpaid Servicing Fee with respect to the Defective Mortgage Loan to the Collection Account on or before the second Business Day prior to the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         (b) The Seller shall notify the Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to this Article II of its intention to effect a substitution under this Section. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee, with a copy to the Servicer (except as to (1) below), (1) the Eligible Substitute Mortgage Loans to be substituted for the original Mortgage Loans, (2) a list of the original Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans in the same format as required for the list provided on the Closing Date, (3) an Officers' Certificate (A) stating that no default by the Servicer described in
Section 8.1 shall have occurred and be continuing, (B) stating that the aggregate principal balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute

Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 10% of the Initial Collateral Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and that each such substituted Mortgage Loan constitutes an Eligible Substitute Mortgage Loan and attaching as an exhibit a supplemental Mortgage Loan Schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.6 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Section 2.6 and this Section 2.7,
(4) a Nondisqualification Opinion to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment Amount, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such original Mortgage Loans to the Seller.

         (c) Concurrently with the satisfaction of the conditions set forth in
Section 2.7(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Trustee pursuant to Section 2.7(a) above, Exhibit D to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee a Nondisqualification Opinion to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under
Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day," the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Servicer has determined there is an actual or reasonably foreseeable default with respect thereto.

         SECTION 2.8. EXECUTION AND AUTHENTICATION OF CERTIFICATES.

         The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Certificates in authorized denominations.

         SECTION 2.9. REMIC PROVISIONS.

         (a) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I and REMIC II be treated as a REMIC at all times prior to the date on which the Trust is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II shall consist of the Class SA-1 Certificates, the Class SA-2 Certificates, the Class SA-3 Certificates, the Class SA-4 Certificates, the Class SA-5 Certificates, the Class SA-X Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-X Certificates, the Class M Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates and the Class B-5 Certificates. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) in REMIC II shall consist of the Class R-II Certificate. The "regular interests" (within the meaning of
Section 860(G)(a)(1) of the Code) of REMIC I shall consist of the Class SA-1 Regular Interest, the Class SA-2 Regular Interest, the Class SA-3 Regular Interest, the Class SA-4 Regular Interest and the Class SA Subordinate Regular Interest each of which will have an interest rate equal to the Group SA Net WAC and the Class A-1 Regular Interest, the Class A-2 Regular Interest, the Class A-3 Regular Interest, the Class A-4 Regular Interest, the Class A-5 Regular Interest, the Class A-7 Regular Interest and the Class A Subordinate Regular Interest each of which will have an interest rate equal to the Group A Net WAC. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of the Class R-I Certificate.

         (b) The original principal balance of the Class SA Subordinate Regular Interest is equal to the original Group SA Subordinate Amount less $25.00. The original principal balance of the Class A Subordinate Regular Interest is equal to the original Group A Subordinate Amount less $25.00. The original principal balance of each of the principal-bearing Class SA and Class A Regular Interests other than the Class SA and Class A Subordinate Regular Interests is equal to the original principal balance of the principal-bearing Certificate of REMIC II which has the same designation.

         (c) The Trustee shall provide to the Internal Revenue Service and to the Person described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to each REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

         (d) For federal income tax purposes, the Final Scheduled Distribution Date for each Class of the Certificates is hereby set to be the Distribution Date indicated below:

                                                                               Final Scheduled
                          Class                                               Distribution Date
                          -----                                               -----------------
          Class SA-1 Certificates                                                April 25, 2025
          Class SA-2 Certificates                                                April 25, 2025
          Class SA-3 Certificates                                                April 25, 2025
          Class SA-4 Certificates                                                April 25, 2025
          Class SA-5 Certificates                                                April 25, 2025
          Class SA-X Certificates                                                April 25, 2025
          Class A-1 Certificates                                                August 25, 2028
          Class A-2 Certificates                                                August 25, 2028
          Class A-3 Certificates                                                August 25, 2028
          Class A-4 Certificates                                                August 25, 2028
          Class A-5 Certificates                                                August 25, 2028
          Class A-6 Certificates                                                August 25, 2028
          Class A-7 Certificates                                                August 25, 2028
          Class A-X Certificates                                                August 25, 2028
          Class M Certificates                                                  August 25, 2028
          Class B-1 Certificates                                                August 25, 2028
          Class B-2 Certificates                                                August 25, 2028
          Class B-3 Certificates                                                August 25, 2028
          Class B-4 Certificates                                                August 25, 2028
          Class B-5 Certificates                                                August 25, 2028
          Class R Certificates                                                  August 25, 2028

         (e) The Closing Date is hereby designated as the "startup day" of each REMIC within the meaning of Section 860G(a) (9) of the Code.

         SECTION 2.10. SUBSEQUENT TRANSFERS.

         (a) Subject to the satisfaction of the conditions set forth in Section
2.1 and paragraph (b) below and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Trustee's delivery on the relevant Subsequent Transfer Dates, on behalf of the Depositor, to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor will use its best efforts to cause the Seller to, and the Seller shall, on any Subsequent Transfer Date, on behalf of the Depositor, sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, all right, title and interest of the Seller in and to each Subsequent Mortgage Loan listed on the Subsequent Mortgage Loan Schedule delivered by the Seller on such Subsequent Transfer Date, including without limitation the related Cut-Off Date Loan Balance and (i) all interest accruing thereon on and after the related Subsequent Cut-Off Date and all collections in respect of interest and principal received on and after the Subsequent Cut-Off Date (exclusive of payments in respect of interest on the Subsequent Mortgage Loans accrued prior to the Subsequent Cut-Off Date and received thereafter);
(ii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; and (iv) all proceeds of the foregoing. The transfer by the Seller of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule to the Trustee shall be absolute and shall be intended by the Seller and all parties hereto to be treated as a sale by the Seller to the Trust. If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.10 from the Seller to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (1) the Seller shall be deemed to have granted and does hereby grant to the Trustee as of the related Subsequent Transfer Date a first priority security interest in the entire right, title and interest of the Seller in and to the Subsequent Mortgage Loans and all other property conveyed to the Trustee pursuant to this Section
2.10 and all proceeds thereof, and (2) this Agreement shall constitute a security agreement under applicable law. Within 5 days of the Subsequent Transfer Date, the Seller shall file in the appropriate office of any applicable state, county or other relevant jurisdiction, a UCC-1 financing statement executed by the Seller as debtor, naming the Trustee as secured party and listing as collateral the Subsequent Mortgage Loans, the related Mortgage Notes and other Related Documents. The amount paid by the Trustee on behalf of the REMIC I from the Pre-Funding Account with respect to a Subsequent Mortgage Loan shall be one-hundred percent (100%) of the related Cut-Off Date Loan Balance of the Subsequent Mortgage Loan so transferred.

         (b) The Seller shall transfer and deliver to the Trustee the Subsequent Mortgage Loans, and the other property and rights related thereto described in paragraph (a) above, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) The Seller shall have provided the Trustee an Addition Notice, which notice shall be given not less than three Business Days prior to the related Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Cut-Off Date Loan Balances of such Subsequent Mortgage Loans;

                  (ii) The Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Agreement;

                  (iii) The Seller shall have deposited in the Collection Account all principal collected and all interest accrued and collected in respect of such Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date;

                  (iv) The Seller shall have delivered an Officer's Certificate to the Trustee confirming that as of each Subsequent Transfer Date, the Seller was not insolvent, nor will it be made insolvent by such transfer, nor is it aware of any pending insolvency;

                  (v) The Seller shall have delivered an Officer's Certificate to the Trustee confirming that the Funding Period shall not have ended;

                  (vi) The Seller shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement and that each Subsequent Mortgage Loan meets the eligibility requirements specified in the definition thereof for transfer;

                  (vii) The Seller shall have delivered an Officer's Certificate to the Trustee confirming that the representations and warranties of the Seller pursuant to Section 2.5 and pursuant to
         Section 2.6(a) are true and correct with respect to the Seller and the Subsequent Mortgage Loans as of the Subsequent Transfer Date; and

                  (viii) The Seller shall have provided the Trustee with an Opinion of Counsel, acceptable to the Trustee, relating to the sale of the Subsequent Mortgage Loans to the Trustee.

         (c) In connection with each Subsequent Transfer Date and on the first and second Distribution Dates the Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirement, Overfunded Interest Amount and Pre-Funding Account Earnings for such Distribution Date in accordance with the provisions of Section 4.2 and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are released as a result of calculation error by the Trustee, or any assumption on which any calculation is based proves to be incorrect, from the Pre-Funding Account or from the Capitalized Interest Account, the Trustee shall not be liable therefor, and the Seller, on behalf of the Depositor, shall immediately repay such amounts to the Trustee.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.1. THE SERVICER.

         (a) It is intended that the Trust formed hereunder shall consist of the REMIC I and REMIC II and that the affairs of the Trust shall be conducted so as to qualify each of the REMIC I and REMIC II as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC in the Trust.

         (b) The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee and the Certificateholders for the performance of its duties and obligations hereunder in accordance with the terms hereof and any amounts in respect of the Mortgage Loans received by any such Subservicer shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, in connection with the Trust taking possession of any Mortgaged Property or upon receipt from the Mortgagor of the amounts owed under the related Mortgage Loan and upon delivery of written notice to the Trustee, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall upon written request of a Servicing Officer furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, which powers of attorney or other documents shall be prepared by the Servicer.

         The relationship of the Servicer (and of any successor to the Servicer as servicer and any Subservicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (c) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

         (d) [RESERVED]

         (e) The Servicer may agree to changes in the terms of a Mortgage Loan that would not cause the REMIC I or REMIC II to fail to qualify as a REMIC, as evidenced by a Nondisqualification Opinion delivered by the Servicer to the Trustee prior to the effective date of any such change, provided, however, that such changes (i) do not adversely affect the interests of Certificateholders,
(ii) are consistent with prudent business practice, as evidenced by an Officer's Certificate, substantially in the form of Exhibit G, delivered by the Servicer to the Trustee prior to such effective date, (iii) do not extend the maturity date of such Mortgage Loan in excess of one year, and (iv) do not result in any change of the Loan Rate of such Mortgage Loan.

         (f) [RESERVED]

         (g) The Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement and (1) has been designated as an approved Seller/Servicer by FHLMC or Fannie Mae, or (2) is an Affiliate of the Servicer. The Servicer shall give notice to the Trustee of the appointment of any Subservicer. Any subservicing arrangement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any such arrangement or any of the provisions of this Agreement relating to arrangements between the Servicer and a Subservicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Any such arrangement shall be deemed to be between the Subservicer and the Servicer alone and the Trustee and the Trust shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer.

         (h) The Servicer and all Subservicers shall be deemed a single entity for the purpose of determining compliance with the terms of this Agreement and the Servicer shall be deemed to have received Principal Collections and Interest Collections on the Mortgage Loans when any Subservicer has received such Principal Collections and Interest Collections.

         SECTION 3.2. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided, that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to Section 5.2.

         (b) The Servicer shall establish and maintain a separate account (the "Collection Account") which may, as provided in Section 3.2(d), be maintained as a deposit account with the Seller, provided that, upon the occurrence and continuance of the failure of any of the events described in clauses (i) or (ii) of Section 3.2(d), the Collection Account shall be established and maintained with an entity meeting the requirements of the definition of "Eligible Account", as a separate trust account titled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-A." Funds in the Collection Account in respect of the Mortgage Loans in Loan Group SA and the Mortgage Loans in Loan Group A and amounts withdrawn from the Collection Account attributable to each of such Loan Groups shall be accounted for separately. The Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Initial Mortgage Loans received as of the Initial Cut-Off Date and prior to the Closing Date and due for periods after such Initial Cut-Off Date and thereafter deposit within two Business Days following receipt thereof by the Servicer the following payments and collections received or made by it (without duplication):

                  (i) all Interest Collections and Principal Collections (including any Payaheads received);

                  (ii) Net Liquidation Proceeds net of any related Foreclosure Profit;

                  (iii) Insurance Proceeds;

                  (iv) any amounts payable in connection with the repurchase of any Mortgage Loan and the Substitution Adjustment Amount pursuant to
         Article II hereof; and

                  (v) any amount required to be deposited in the Collection Account pursuant to Sections 3.2(c), 3.4, 3.5, 3.7 or 3.13;

provided, however, with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period and the amount of any Unreimbursed Advances. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The Servicer may retain, as additional servicing compensation, all Foreclosure Profits and fees and late charge penalties collected from Mortgagors.

         The Seller shall deposit the amounts required to be deposited in respect of Mortgage Loans purchased by the Seller pursuant to Sections 2.2 and
2.6 to the Collection Account no later than the date specified therein.

         (c) All funds in the Collection Account shall be held (i) uninvested or
(ii) invested at the direction of the Servicer in Eligible Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to the second Business Day preceding the immediately succeeding Distribution Date. Any investment earnings on funds held in the Collection Account shall be for the account of the Servicer and may be withdrawn from the Collection Account by the Servicer at any time. Any investment losses on funds held in the Collection Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) for so long as (A) the Servicer remains an Affiliate of the Seller, (B) no Event of Default shall have occurred and be continuing and (C) the Seller maintains a short-term rating of at least A-1 by S&P, and for five Business Days following any reduction, suspension, termination or withdrawal in such rating, or (ii) if following the occurrence and continuation of any event described in subclause
(i) of this Section 3.2(d), an arrangement is established that is satisfactory to the Rating Agencies and which does not in itself result in any reduction of any rating issued in respect of the Senior Certificates, the Servicer may establish and maintain the Collection Account as a deposit account with the Seller.

         (e) For all purposes of this Agreement, any amount received at any time during the term hereof by any Subservicer shall be deemed to constitute receipt of such amount by the Servicer (receipt by the Servicer shall also be deemed to occur on the same day as the amount is actually received by the relevant Subservicer), regardless of whether the Servicer actually receives such amount.

         SECTION 3.3. WITHDRAWALS FROM THE COLLECTION ACCOUNT.

         The Trustee or the Servicer, if the Servicer is then maintaining the Collection Account pursuant to Section 3.2(d), shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                  (i) two Business Days prior to each Distribution Date, to deposit to the Distribution Account (a) the Available Distribution Amount for each Loan Group for such Distribution Date (less, with respect to the first Distribution Date, $50) and (b) an amount equal to the Trustee Fee, in each case to the extent the aggregate of such amounts is available from amounts received during the Collection Period with respect to the related Collection Period, and not used to reimburse the Servicer for a Monthly Advance;

                  (ii) to reimburse the Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Servicer's right to reimbursement under this clause (ii) for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Servicer's right to reimbursement under this clause (ii) for unreimbursed Monthly Advances shall be limited to collections, Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv) to pay to the Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                  (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

                  (vi)   to pay the Servicing Compensation pursuant to Section
         3.9 hereof to the extent not retained or paid pursuant to Section
         3.2(b);

                  (vii)  to reimburse the Servicer for Nonrecoverable Advances;
         and

                  (viii) (a) to pay the unpaid Class Principal Balance of the Class R-I Certificate and (b) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Class R Certificateholders.

         SECTION 3.4. MONTHLY ADVANCES; COMPENSATING INTEREST.

         (a) No later than 12:00 noon New York City time on the second Business Day immediately preceding each Distribution Date, the Servicer shall, from its own funds, deposit in the Distribution Account in immediately available funds by wire transfer an amount (a "Monthly Advance") equal to the aggregate of the Monthly Payment of each Mortgage Loan due during the related Collection Period, but not received by the Servicer on or before the related Determination Date, such Monthly Advance to be in an amount net of the Servicing Fee payable with respect to such Mortgage Loans on the related Distribution Date. Notwithstanding the foregoing, the Servicer shall not be required to make a Monthly Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance would constitute a Nonrecoverable Advance. The determination by the Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Trustee and stating the basis for such determination. The Servicer's obligation to make a Monthly Advance with respect to any Mortgage Loan will continue until such Mortgage Loan becomes a Liquidated Mortgage Loan. The Servicer may distribute Payaheads paid to the Servicer not yet due in lieu of a required advance of scheduled principal and interest, but must increase its advances in subsequent months for which such Payaheads are due to cover scheduled payments represented thereby.

         (b) If a Principal Prepayment occurs on any Mortgage Loan during any Collection Period, the Compensating Interest shall be deposited by the Servicer to the Collection Account two Business Days prior to the next succeeding Distribution Date and shall be included in the amount to be made available to the Trustee on such day.

         SECTION 3.5. MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES.

         The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (B) the principal balance owing on such Mortgage Loan or (C) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the principal balance owing on such Mortgage Loan or (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent required by Section 3.2. If the Mortgage Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on REO for the benefit of the Trust, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.

         SECTION 3.6. ASSUMPTION AND MODIFICATION AGREEMENTS.

         In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise or refrain from exercising its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust unless prohibited by law from doing so. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the Seller's underwriting standards at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage and, to the extent permitted by applicable law, the Mortgagor remains liable thereon; provided, however, that the Servicer shall not enter into any such assumption or modification agreement unless the Servicer has determined that the Person to become liable under the Mortgage Loan has



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achieved a credit grade under the Seller's then current credit scoring policy of at least the same (or comparable) level achieved by the original Mortgagor at the time the Mortgage Loan was originated and provided that the requirements of
Section 3.1(e) are satisfied. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 3.6 and by forwarding to the Document Custodian the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Mortgage Loan may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Mortgage Loan pursuant to Section 3.1(e). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.7. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         The Servicer shall pursue the liquidation of such of the Mortgage Loans as come into and continue in default when, in the determination of the Servicer, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2. Each such liquidation shall be either by sale of such Mortgage Loan or by foreclosure (or other comparable conversion to ownership of the Mortgaged Property securing such Mortgage Loan) as determined by the Servicer, to result in the receipt by the Trust of the maximum recovery on such Mortgage Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Loan Rate). The determination with respect to the maximum recovery on a Mortgage Loan shall be in accordance with, and consider the factors, costs, fees and expenses described on Exhibit Q and the Servicer shall have no liability for such determination, or actions taken pursuant to such determination, made in good faith and absent gross negligence or willful misfeasance. If the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with any foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In connection with any sale of any Mortgage Loan arranged by the Servicer, the purchase price of such Mortgage Loan payable to the Trust will be equal to the amount received from such purchaser net of costs and expenses related to such sale (which fees shall include a disposition fee payable to the Servicer as compensation for arranging such sale in an amount not more than $250 for each Mortgage Loan). Such purchase price shall be deposited into the Collection Account pursuant to Section 3.2 on the day of such sale. Promptly upon receipt by the Trustee and the Document Custodian of a written notification signed by a Servicing Officer to the effect that such purchase price has been so deposited into the Collection Account, the Document Custodian shall release to the Servicer the Mortgage File for such sold Mortgage Loan and the



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

Trustee shall execute and deliver an assignment, prepared by the Servicer and furnished by it to the Trustee, substantially in the form of Exhibit E.

         The Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO and shall retain, or cause the Trustee to withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO and the fees of any managing agent acting on behalf of the Servicer.

         The disposition of REO shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO shall be promptly deposited in the Collection Account, net of Foreclosure Profits accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances payable to the Servicer in accordance with Section 3.3, for distribution to the Certificateholders in accordance with Section 5.1 hereof.

         In the event that title to any Mortgage Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which may be the Servicer) on behalf of Certificateholders.

         In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of the Trust within three (3) years after its acquisition by the Trust unless the Trustee shall have received a Nondisqualification Opinion to the effect that the holding by the Trust of such Mortgaged Property subsequent to three (3) years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) unless otherwise required by law or otherwise used for the production of income by or on behalf of the Trust, and
(ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than three (3) years is permitted under this Agreement and is necessary to sell any REO, the Servicer shall give appropriate notice to the Trustee and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO.

         The Servicer will provide to the Trustee on each Distribution Date a report in the form attached as Exhibit O (a "Liquidation Report") with respect to each Liquidated Mortgage Loan during the related Collection Period.



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

         SECTION 3.8. TRUSTEE TO COOPERATE.

         On or before each Distribution Date, the Servicer will notify the Trustee of the payment in full of the Loan Balance of any Mortgage Loan during the preceding Collection Period. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.1, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Document Custodian shall, or if the Trustee is holding the Mortgage Files, the Trustee shall, upon request of the Servicer and delivery to the Document Custodian or the Trustee, as applicable, of a trust receipt, in the form annexed hereto as Exhibit I, signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Document Custodian or the Trustee, as applicable, shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee or the Document Custodian appointed by it when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Document Custodian or the Trustee, as applicable, to the Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account, it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.



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

         SECTION 3.9. SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY SERVICER.

         (a) The Servicer shall be entitled to receive the Servicing Fee in accordance with the terms of this Agreement as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges, Foreclosure Profits or other receipts not required to be deposited in the Collection Account shall be retained by the Servicer as additional compensation. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         (b) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of the independent accountants referred to in Section 3.11, taxes imposed on the Servicer, and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders (including, without limitation, the cost of obtaining Opinions of Counsel required under this Agreement, except as otherwise provided herein), and shall not be entitled to reimbursement therefor except to the extent that such expenses constitute Liquidation Expenses or as otherwise specifically provided herein.

         SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE.

         The Servicer, at its expense, will deliver to the Trustee, on or before the last day of the fifth calendar month of each year, beginning in 1999, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and the steps being taken to remedy such default. In addition, the Servicer, at its expense, will deliver to the Trustee, on or before June 30, 1999, an Officer's Certificate stating that it is in compliance with Section 2.4(x).

         SECTION 3.11. ANNUAL SERVICING REPORT.

         Not later than the last day of the fifth month following the end of the Servicer's fiscal year (December 31), beginning in 1999, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Depositor to furnish a letter or letters to the Depositor and the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.



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

         SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

         (a) The Servicer and the Document Custodian shall provide to the Trustee, and, to the extent that any Certificateholder is a federally insured savings association, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, to the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision, reasonable access to the documentation regarding the Mortgage Loans, and the right to inspect the Servicer's servicing operations and discuss such operations, such access being afforded without charge but only upon reasonable notice and reasonable in scope and during normal business hours at their respective offices. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         (b) The Servicer shall supply information to the Trustee and the Paying Agent in such form as the Trustee shall reasonably request, on or before the start of the fifth Business Day preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders.

         SECTION 3.13. MAINTENANCE OF CERTAIN INSURANCE POLICIES.

         (a) The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for persons performing servicing for mortgage loans purchased by Fannie Mae. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of Servicer employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or any Certificateholder, the Servicer shall cause to be delivered to the Trustee or such Certificateholder a certified true copy of such fidelity bond and insurance policy.

         (b) In the event that the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.5, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard (including flood) insurance coverage under Section 3.5, it being understood and agreed



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that such blanket policy may contain a deductible clause, in which case the
Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.5, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.5 and the amount paid under such blanket policy. Upon the request of the Trustee or any Certificateholder, the Servicer shall cause to be delivered to the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         SECTION 3.14. REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY, RETURNS RELATING TO MORTGAGE INTEREST RECEIVED FROM INDIVIDUALS AND RETURNS RELATING TO CANCELLATION OF INDEBTEDNESS.

         The Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each calendar year beginning in 1998. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         SECTION 3.15. REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION.

         The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

         SECTION 3.16. CUSTODY OF MORTGAGE FILES.

         The Trustee hereby agrees to act as Document Custodian of the Related Documents for each Mortgage Loan. From time to time following delivery of the Mortgage Files and the Related Documents to the Trustee pursuant to Section 2.01(a) hereof, the Trustee may engage the services of another Person (other than the Depositor or an Affiliate of the Depositor) who is acceptable to the Depositor, the Seller and the Servicer with the consent of the Rating Agencies, to act as Document Custodian. Upon execution of a custodial agreement consistent with the terms hereof, such Document Custodian shall maintain possession of the Mortgage Files, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such



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custodial agreement. The Seller shall be required to pay the Trustee (or any other Person designated by the Trustee to act as document custodian) reasonable fees based on the reciprocal fees charged by the Trustee and the Seller for similar services. The Document Custodian (if other than the Trustee) shall acknowledge that it is bailee for the Trustee and is holding all of Related Documents delivered to it in trust for the Trustee. The Trustee shall not be liable to any Person for actions or failures to take action of the Document Custodian, unless, and only to the extent, such actions or failures to act constitute willful misconduct or negligence.

         While the Mortgage Files and the Related Documents are required to be in the possession of the Trustee or a Document Custodian appointed by it, the Trustee shall keep the Servicer apprised at all times of the location of the Mortgage Files.

         SECTION 3.17. DUTIES OF DOCUMENT CUSTODIAN; AUTHORITY; INDEMNIFICATION.

         (a) Safekeeping. The Document Custodian shall hold the Mortgage Files for the benefit of the Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Mortgage File as shall enable the Depositor, the Seller, the Servicer and the Trustee to comply with this Agreement. The Document Custodian shall act with reasonable care, using that degree of skill and attention in the performance of its duties as it exercises with respect to the mortgage files relating to all comparable mortgage loans that it owns or services for itself or others. The Document Custodian shall conduct, or cause to be conducted, periodic audits of the Mortgage Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Document Custodian shall promptly report to the Trustee and the Servicer any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. The Document Custodian shall maintain each Mortgage File at one of its offices specified in Schedule 1 or at such other office as shall be specified to the Trustee by written notice immediately upon any change in location. The Document Custodian (if other than the Trustee) shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Mortgage Files and the related accounts, records and computer systems maintained by the Document Custodian at such times during normal business hours as the Trustee shall instruct.

         (c) Release of Documents. Upon written instruction in the form of
Exhibit I from the Trustee (if other than the Document Custodian), the Servicer or a Subservicer, the Document Custodian shall release any Mortgage File to the Trustee, the Trustee's agent, the Trustee's designee, the Servicer or a Subservicer requested in such written instruction, as the case may be, at such place or places as requested in such written instruction, as soon as practicable. The Document Custodian shall provide written notice to the Servicer monthly of any such release to a Subservicer.

         (d) Review of Documents. The Document Custodian shall perform the review (described in Section 2.1(c)) of each Related Document in each Mortgage File within 180 days



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from (i) the Closing Date (or the date of actual receipt of such document if not received on the Closing Date), with respect to each Mortgage Loan transferred to the Trust on the Closing Date, (ii) the Subsequent Transfer Date, with respect to each Subsequent Mortgage Loan transferred to the Trust on a Subsequent Transfer Date and (iii) the Transfer Date, with respect to each Eligible Substitute Mortgage Loan transferred to the Trust. Upon completion of such 180-day period, the Document Custodian will notify the Trustee (if the Trustee is not also the Document Custodian) and the Servicer of any material defect discovered in such review and the Trustee shall notify the Depositor of such material defect, as provided in Section 2.1(c) and on each annual anniversary of the Closing Date shall provide the Trustee, the Servicer and the Depositor a report updating the status of such defects.

         (e) Instructions; Authority To Act. The Document Custodian (if other than the Trustee) shall be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

         (f) Document Custodian's Indemnification. The Document Custodian shall indemnify the Seller, the Servicer, the Depositor, the Trust, and the Trustee (if the Trustee is not also the Document Custodian), and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any such person or any of their officers, directors and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Document Custodian as custodian of the Mortgage Files; provided, however, that the Document Custodian shall not be liable to any such Person for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 3.17(f) shall survive the termination of this Agreement.

         (g) Location of Mortgage Loans. The Mortgage Loans and Related Documents shall not be located outside the State of Minnesota unless the Document Custodian shall deliver an Opinion of Counsel to the Trustee to the effect that all actions have been taken, including the filing of UCC financing statements, to perfect the rights of the Trustee in the Mortgage Loans and Related Documents.

         SECTION 3.18. [RESERVED]

         SECTION 3.19. PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard (including flood) insurance coverage.

         With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable



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

penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

         SECTION 3.20. ALLOCATION OF REALIZED LOSSES.

         Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Mortgage Loan. The amount of Realized Losses shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses, except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein), will be allocated by the Trustee as follows: (i) for losses allocable to principal (a) first, to the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero, (b) second, to the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero, (c) third, to the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero, (d) fourth, to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, (e) fifth, to the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero, (f) sixth, to the Class M Certificates, until the Class Principal Balance thereof has been reduced to zero, and (g) seventh, to the Senior Certificates related to such Mortgage Loan (other than the Class SA-5 Certificates, Class SA-X Certificates, Class A-6 Certificates, the Class A-X Certificates), pro rata, according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable; and (ii) for losses allocable to interest (a) first, to the Class B-5 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (b) second, to the Class B-4 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (c) third, to the Class B-3 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (d) fourth, to the Class B-2 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (e) fifth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (f) sixth, to the Class M Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, and (g) seventh, to the applicable Senior Certificates related to such Mortgage Loan, pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable.

         Special Hazard Losses in excess of the Special Hazard Coverage, Fraud Losses in excess of the Fraud Coverage and Bankruptcy Losses in excess of the Bankruptcy Coverage shall be allocated among the related Senior Certificates and the Subordinate Certificates by Pro Rata Allocation.



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

         On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Aggregate Class Principal Balance of all outstanding Classes of Certificates exceeds the Aggregate Loan Balance, then such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates then outstanding, in reduction of the Certificate Principal Balance thereof.


                                   ARTICLE IV

                 SERVICING CERTIFICATE; PRE-FUNDING ACCOUNT AND
                          CAPITALIZED INTEREST ACCOUNT;

         SECTION 4.1. SERVICING CERTIFICATE.

         Not later than the fifth Business Day of each month, the Servicer shall deliver to the Trustee a Servicing Certificate (substantially in the form of Exhibit H or the form of computer readable media or such other electronic form as may be agreed to by the Trustee and the Servicer) (which Servicing Certificate shall be deemed to constitute a certification that the information contained in such Servicing Certificate is true and correct in all material respects), stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

                  (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period, separately stating the amounts received in respect of principal and interest;

                  (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period; and

                  (iii) any other information regarding the Mortgage Loans necessary for the Trustee to make distributions and payments in accordance with Section 5.1 and to prepare the reports required to be delivered to Certificateholders pursuant to Section 5.2 and the notice to the Servicer pursuant to Section 3.4(b).

         The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section
5.1 and for all other purposes, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer and the Trustee.

         SECTION 4.2. PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT.

         (a) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Pre-Funding

Account, which in each case is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Norwest Bank Minnesota, National Association as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-A Pre-Funding Account." The Pre-Funding Account will not be an asset of any of the REMICs. Any investment earnings on the Pre-Funding Account will be treated as owned by the Depositor and will be taxable to the Depositor. The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Capitalized Interest Account, which in each case is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Norwest Bank Minnesota, National Association as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-A Capitalized Interest Account." The Capitalized Interest Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be an asset of any of the REMICs. Any investment earnings on the Capitalized Interest Account will be treated as owned by the Depositor and will be taxable to the Depositor. The amount on deposit in the Pre-Funding Account and the Capitalized Interest Account shall be invested in Eligible Investments in accordance with the provisions of Section 5.4. For all Federal tax purposes, amounts, if any, transferred by any REMIC to the Capitalized Interest Account will be treated as amounts distributed by such REMIC to the Depositor.

         (b) On the Closing Date, the Seller, on behalf of the Depositor, will cause to be deposited in the Pre-Funding Account the Original Pre-Funded Amount and shall deposit in the Capitalized Interest Account the amount of $1,065,360.92.

         (c) On any Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.10(b), the Trustee shall contribute to the REMIC I from the Pre-Funding Account an amount equal to 100% of the aggregate Cut-Off Date Loan Balances of the Subsequent Mortgage Loans transferred to the Trust on such Subsequent Transfer Date, as indicated on the related Addition Notice furnished to the Trustee pursuant to Section 2.10(b)(i), and pay such amount on behalf of the REMIC I and on behalf of the Depositor to or upon the order of the Seller upon satisfaction of such conditions set forth in Section
2.10 hereof with respect to such transfer. The Trustee shall maintain an accurate ledger that shall indicate at any time the amount on deposit in the Pre-Funding Account, the amount of Pre-Funding Account Earnings and withdrawals of such amounts.

         (d) (i) If the Pre-Funded Amount has not been reduced to zero by July 24, 1998, the Trustee shall withdraw from the Pre-Funding Account such amount on deposit in the Pre-Funding Account on the Business Day preceding the Distribution Date in July, 1998 (after giving effect to all withdrawals from the Pre-Funding Account on such date) and contribute such amount to the REMIC I as part of the Available Distribution Amount for distribution to the Holders of the Class or Classes of Class A and Subordinate Certificates entitled to receive principal distributions on the Distribution Date in July, 1998;

             (ii) if the Pre-Funded Amount is reduced to less than or equal to $100,000 as of either of the first two Determination Dates, the Trustee shall withdraw from the Pre-Funding Account the amount remaining on deposit in the Pre-Funding Account on such



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

         Determination Date (after giving effect to all withdrawals from the Pre-Funding Account on such date) and contribute such amount to REMIC I for distribution to the Holders of the Class or Classes of Class A and Subordinate Certificates entitled to receive principal distributions on the next Distribution Date.

         The amount contributed to the REMIC I pursuant to either paragraph (i) or (ii) of this subsection shall be net of any Pre-Funding Account Earnings, except in the case of clause (e) below.

         (e) On the first, second and third Distribution Date during the Funding Period the Trustee shall contribute to REMIC I from the Pre-Funding Account, the Pre-Funding Account Earnings, if any, applicable to such Distribution Date. Pre-Funding Account Earnings on each such Distribution Date shall be included in the Available Distribution Amount for such Distribution Date for distribution with respect to the Class A and Subordinate Certificates only.

         (f) On the Business Day prior to each of the first, second and third Distribution Dates the Trustee shall contribute to the REMIC I from the Capitalized Interest Account, the Capitalized Interest Requirement, if any, for such Distribution Date. The Capitalized Interest Requirement for each such Distribution Date shall be included in the Available Distribution Amount on such Distribution Date for distribution with respect to the Class A and Subordinate Certificates only.

         (g) On each Subsequent Transfer Date, the Trustee, on behalf of the Depositor, shall distribute the Overfunded Interest Amount (calculated by the Trustee on the Business Day prior to such Subsequent Transfer Date), if any, to the Seller, and on the last day of the Funding Period or, if such date is not a Distribution Date, the next succeeding Distribution Date, the Trustee, on behalf of the Depositor, shall distribute to the Seller any amounts remaining in the Capitalized Interest Account (including any earnings thereon) after taking into account withdrawals from the Capitalized Interest Account on such Distribution Date. The Capitalized Interest Account shall be closed after the third Distribution Date. All amounts, if any, remaining in the Capitalized Interest Account on such day shall be transferred, on behalf of the Depositor, to the Seller.

         (h) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Class A-7 Reserve Fund, which is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "Norwest Bank Minnesota, National Association as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-A Class A-7 Reserve Fund". Amounts on deposit in the Class A-7 Reserve Fund will not be invested. On the Business Day prior to each of the first twelve Distribution Dates, the Trustee shall withdraw from the Class A-7 Reserve Fund and deposit into the Distribution Account an amount equal to the Class A-7 Interest Reserve Amount.



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

                                    ARTICLE V

                              DISTRIBUTION AMOUNTS;
                           PAYMENTS AND STATEMENTS TO
                CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS;

         SECTION 5.1.          DISTRIBUTIONS.

         (a) With respect to the Distribution Account, on each Distribution Date, the Trustee shall make the following disbursements from amounts transferred thereto pursuant to Sections 3.3(ii), 4.2(e), 4.2(f) and 4.2(h), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

             (i)  First, to the Trustee, the Trustee Fee;

            (ii) Second, to each Certificateholder, from the amount and to the extent of the Available Distribution Amount for each Loan Group, such Certificateholder's share (based on the aggregate Percentage Interests represented by the Certificates of the applicable Class held by such Certificateholder) of the amounts and in the order of priority as set forth in the definition of "Certificate Distribution Amount", by wire transfer in immediately available funds for the account of each Certificateholder, or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 10.1 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.

         (b) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Mortgage Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the Class R Certificate upon termination of the Trust) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Trustee specified in the notice delivered pursuant to Section 5.1(c) or Section 10.1.

         (c) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Collection Period, the Trustee believes, that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee, shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriters and to each Rating Agency a notice to the effect that:



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



                  (i) it is expected that funds sufficient to make such final distribution will be available in the Collection Account on such Distribution Date, and

                  (ii) if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

         (d) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.1 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depositor or such Certificateholder owns of record either (a) one or more Certificates of a Class aggregating at least $1,000,000 Original Class Certificate Principal Balance or (b) one or more Class Certificates of a Class with Percentage Interests aggregating 30%). Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         (e) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Trustee, the Depositor, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

         SECTION 5.2.      STATEMENTS.

         (a) Not later than 12:00 a.m. New York time on each Distribution Date, the Trustee shall deliver to the Servicer, the Depositor and the Seller by electronic transmission in the format specified in Exhibit K (unless otherwise agreed to by the parties hereto), with a hard copy thereof to be delivered on such Distribution Date, a statement (the "Trustee's Remittance Report") (based solely on the computer or electronic Servicing Certificate for such Distribution Date provided pursuant to Section 4.1 other than the information contained in subclause (xxv) hereof) containing the information set forth below with respect to such Distribution Date:

                  (i) The principal balance of each Class and the Aggregate Loan Balance as reported in the prior Trustee's Remittance Report, or, in the case of the first

         Determination Date, the Original Class Certificate Principal Balance of each Class, and the Initial Cut-Off Date Aggregate Loan Balance;

                  (ii) The aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of the preceding Collection Period, separately stating the amounts received in respect of principal and interest and reporting separately, the amounts received in respect of scheduled principal payments and the amounts representing Principal Prepayments;

                  (iii) The amount repaid by the Seller pursuant to Sections 2.2, 2.6 or 2.7;

                  (iv) The amount of the Monthly Advances to be made with respect to such Distribution Date and the amount of outstanding Monthly Advances on such Distribution Date prior to any reimbursement to be made on such Distribution Date; the amount by which the aggregate Compensating Interest for such Distribution Date exceeds the available Monthly Excess Cashflow Amount for such Distribution Date and the amount by which such remaining Compensating Interest exceeds the Servicing Fee for such Distribution Date;

                  (v) The amount of Special Hazard Coverage available to the Senior Certificates remaining as of the close of business on the applicable Determination Date.

                  (vi) The amount of Bankruptcy Coverage available to the Certificateholders remaining as of the close of business on the applicable Determination Date;

                  (vii) The amount of Fraud Coverage available to the Certificateholders remaining as of the close of business on the applicable Determination Date; and

                  (viii) The Class Principal Balance of each Class and the Class Principal Balance after giving effect to the distribution to be made on the Distribution Date;

                  (ix) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

                  (x)    The Servicing Fee;

                  (xi) The amount of all payments or reimbursements to the Servicer pursuant to Section 3.3;

                  (xii) The amount of Realized Losses incurred in respect of each Loan Group allocable to the related Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred in respect of each Loan Group allocated to such Certificates since the Initial Cut-Off Date.

                  (xiii) [RESERVED]



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

                  (xiv)   [RESERVED]

                  (xv)    [RESERVED]

                  (xvi) The number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period;

                  (xvii) The amount on deposit in the Pre-Funding Account and the Capitalized Interest Account after such Distribution Date;

                  (xviii) The aggregate Liquidation Loss Amount and the related number of Mortgage Loans (reporting separately, sales of Mortgage Loans and foreclosures on Mortgage Loans), if any, for the preceding Collection Period, the cumulative Total Losses and the Rolling Three Month Delinquency Rate;

                  (xix) The Aggregate Loan Balance, as of the end of the Collection Period related to such Distribution Date;

                  (xx) The number and aggregate Loan Balances of Mortgage Loans (w) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively (including Mortgage Loans in foreclosure and REO and any Mortgage Loan if the related Mortgagor is subject to an Insolvency Event), (x) that have become REO, in each case as of the end of the preceding Collection Period,
          (y) that are in foreclosure, and (z) the Mortgagor of which is the subject of any bankruptcy or insolvency proceeding;

                  (xxi) The unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Collection Period;

                  (xxii) The loan number and principal balance as of the close of business on the Distribution Date in such month and the date of acquisition thereof of such Mortgage Loans that become REO during the preceding Collection Period;

                  (xxiii) The Net Liquidation Proceeds received during such Collection Period;

                  (xxiv) The Valuation of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last Business Day of the previous Collection Period; and

                  (xxv) The remaining Pre-Funded Amount, if any, the Pre-Funding Amount Earnings, the balance of the Capitalized Interest Account, if any, and the Overfunded Interest Amount, if any.

         The Trustee shall forward such report to the Certificateholders on such Distribution Date. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer.

         To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Initial Cut-Off Date or Subsequent Cut-Off Date, as applicable.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclause (v) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Residual Certificateholders a copy of the reports forwarded to any other Certificateholders in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Residual Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (e) The Servicer and the Trustee shall furnish to each Certificateholder (if requested in writing), during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder may reasonably require; provided, that the Servicer and the Trustee shall be entitled to be reimbursed by such Certificateholder for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (f) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law, and to the extent the Seller instructs the Trustee in acting to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

         SECTION 5.3.      DISTRIBUTION ACCOUNT.

         The Trustee shall establish at the Corporate Trust Office a separate trust account (the "Distribution Account") titled "Norwest Bank Minnesota, National Association as Trustee, in trust for the registered holders of FURST Mortgage Pass-Through Certificates, Series 1998-A." The Distribution Account shall be maintained as an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Servicer from the Collection Account pursuant to Section 3.3 for deposit to the Distribution Account.

         SECTION 5.4.      INVESTMENT OF ACCOUNTS.

         (a) Consistent with any requirements of the Code, all or a portion of the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account held by the Trustee shall be invested and reinvested by the Trustee, in one or more Eligible Investments bearing interest or sold at a discount. Any investment earnings on funds held in the Distribution Account shall be for the account of the Servicer. No such investment in such accounts shall mature later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible Investment is an obligation of or is advised by the Trustee or an affiliate of the Trustee, then such Eligible Investment shall mature not later than such Distribution Date and (ii) any other date as may be approved by the Rating Agencies).

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursements, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.

         (c) The Servicer shall deposit in the Distribution Account from its own funds the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor.



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


                                   ARTICLE VI

                                THE CERTIFICATES

         SECTION 6.1.      THE CERTIFICATES.

         The Class SA Certificates, the Class A Certificates, the Class M Certificates, the Class B Certificates and the Residual Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, B-1 and B-2, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust Assets. The Class SA Certificates, the Class A Certificates (other than the Class A-2 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-7 Certificates), the Class M Certificates and the Class B Certificates shall be initially evidenced by one or more certificates representing the entire aggregate Original Class Certificate Principal Balance for each Class of Certificates (or with respect to the Class SA-5 Certificates, the Class SA-X Certificates, the Class A-6 Certificates and the Class A-X Certificates, the Class Notional Amount for each such Class of Certificates as of the Initial Cut-Off Date) and shall be held in minimum dollar denominations of $25,000 and integral dollar multiples in excess thereof. The Class A-2 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, and the Class A-7 Certificates shall be initially evidenced by one or more certificates representing the entire aggregate Original Class Certificate Principal Balance for each such Class of Certificates and shall be held in minimum dollar denominations of $1,000 and integral dollar multiples in excess thereof. The Class R-II Certificates shall be issuable as one certificate representing the entire interest in the assets of REMIC II other than that represented by the Class SA Certificates, the Class A Certificates, the Class M Certificates and the Class B Certificates. The Class R-I Certificates shall be issued as one certificate representing the entire interest in the assets of REMIC I other than that represented by the Class SA-1 Regular Interest, the Class SA-2 Regular Interest, the Class SA-3 Regular Interest, the Class SA-4 Regular Interest, the Class A-1 Regular Interest, the Class A-2 Regular Interest, the Class A-3 Regular Interest, the Class A-4 Regular Interest, the Class A-5 Regular Interest, the Class A-7 Regular Interest, the Class SA Subordinate Regular Interest and the Class A Subordinate Regular Interest.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.2(b)(ii), the Class SA Certificates the Class A Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates shall be Book-Entry Certificates. The Class B-3


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

Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Residual Certificates shall not be Book-Entry Certificates.

         SECTION 6.2.      REGISTRATION OF TRANSFER AND EXCHANGE OF THE
CERTIFICATES.

         (a) The Certificate Registrar shall maintain or cause to be maintained a Certificate Register in its Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and of Transfers of the Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering the Certificates and Transfers of the Certificates as herein provided. Neither the Trustee nor the Certificate Registrar shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Junior Subordinate Certificates in the form of Book-Entry Certificates. Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of DTC or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions.

         Upon surrender for registration of Transfer of any Certificate (other than Book-Entry Certificates which shall be subject to Section 6.2(b)(i) and
(ii) below) at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Class M Certificates, the Class B Certificates and Residual Certificates upon the satisfaction of those conditions applicable to such Certificates, as set forth in Sections 6.2(b) and (c) hereof, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates (other than Book-Entry Certificates which shall be subject to Section 6.2(b)(i) and (ii) below) may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

         No service charge shall be made for any registration of Transfer or exchange of any Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of Transfer shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.



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


         (b) (i) Except as provided in paragraph (b)(ii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) the Depository shall be responsible for crediting the amount of distributions to the accounts of the Certificate Owners entitled thereto, in accordance with the Depository's normal procedures;
(viii) unless and until Definitive Certificates are issued pursuant to Section 6.2(b)(ii) below, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Depository Participants; and
(ix) whenever notice or other communication to the Certificate Owners is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.2(b)(ii) below, the Trustee shall give all such notices and communications specified herein to be given to such Certificate Owners to the Depository.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which its acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Depositary Agreement with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to Depository. In the event of any conflict between the terms of any such Depositary Agreement and this Agreement the terms of this Agreement shall control.

                  (ii) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Trustee of each



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

Class of Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (i) and (ii) above, or the Seller's expense, in the case of (iii) above, execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (iii) No Transfer of a Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate shall be made or registered unless such Transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and laws. In the event that such a Transfer of a Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate is to be made, the Trustee may require (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit L-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit L-2A or as Exhibit L-2B; or (B) a written Opinion of Counsel substantially in the form of Exhibit L-3 or otherwise acceptable to the Trustee to the effect that such Transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and laws or is being made pursuant to such Act and laws. The Holder of a Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee and the Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Opinion of Counsel delivered pursuant to this subsection 6.2(b)(iii) shall be an expense of the Trustee or the Servicer, but shall, in each case, be paid either by the Holder of the Class B-3 Certificate, Class B-4 Certificate, or Class B-5 Certificate subject to the proposed Transfer or by the proposed transferee.

         (c) No Transfer of a Class M Certificate in the form of a Definitive Certificate, a Class B Certificate in the form of a Definitive Certificate or Residual Certificate shall be made or registered unless the Trustee shall have received either (i) a representation letter in the form of Exhibit J from the transferee of such Class M Certificate, Class B Certificate or Residual Certificate, or (ii) in the case of any such Class M Certificate, Class B Certificate or Residual Certificate presented for registration in the name of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such Class M Certificate, Class B Certificate or Residual Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor, the Servicer or the Seller to any obligation in addition to those undertaken in this Agreement. No representation letter or Opinion of Counsel delivered pursuant to this subsection 6.2(c) shall be an expense of the Trustee, the Depositor, the Servicer or the Seller, but shall, in



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

each case, be paid either by the Holder of the Class M Certificate, Class B Certificate or Residual Certificate subject to the proposed Transfer or by the proposed transferee.

         By its acceptance of a Class M Certificate, a Class B Certificate or Residual Certificate, whether upon original issuance or subsequent transfer, each Holder of such Certificate acknowledges the restrictions on transfer of such Certificate set forth thereon and in this Agreement and agrees that it will transfer such a Certificate only as provided herein. In addition, each purchaser of a Class M Certificate in the form of a Book-Entry Certificate or a Class B Certificate in the form of a Book-Entry Certificate shall be deemed to have made the representation contained in paragraph 3 on the fifth page of Exhibit J hereto.

         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee, shall not be holding or acquiring such Ownership Interest on behalf of any Person that is not a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status or the status of any beneficial owner as a Person who is not a Permitted Transferee.

              (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

             (iii) No Ownership Interest in a Residual Certificate may be transferred without the express written consent of the Trustee. In connection with any proposed registered Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall, as a condition to such consent, require delivery to it of each of the following:

                   (A) an affidavit from the proposed transferee in the form
               attached as Exhibit M (a "Transfer Affidavit") to the effect that
               (a) such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; (b) the proposed transferee does not have the intention to impede the assessment or collection of tax legally required to be paid with respect to any Ownership Interest in a Residual Certificate; (c) it has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as it holds any Ownership Interest in a Residual Certificate; and (d) it will abide by the provisions of clause (vii) below; and



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

                           (B) a covenant of the proposed transferee stating
                  that the proposed transferee agrees to be bound by and to abide by the Transfer restrictions applicable to the Residual Certificates.

                  (iv) Notwithstanding the delivery of a Transfer Affidavit by a proposed transferee under clause (iii) above, if an officer of the Trustee assigned to its Corporate Trust Administration Department has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

                  (v) Any attempted or purported registered Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of subsections 6.2(b) or (c) shall be absolutely null and void and shall vest no rights in the purported Transferee, to the extent permitted by applicable law. If any purported Transferee shall, in violation of the provisions of subsections 6.2(b) or (c), become a Holder of a Residual Certificate, the prior Holder of such Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not permitted by subsections 6.2(b) or (c), be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by subsections 6.2(b) or (c) or for making any distributions due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement. The Trustee shall be entitled, but shall not be obligated, to recover from any Holder of a Residual Certificate that was not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Certificate that is a Permitted Transferee.

                  (vi) If any Person other than a Person who is a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in subsections 6.2(b) or (c), the Trustee shall have the right, but shall not be obligated, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purchaser may be the Trustee itself or any affiliate of the Trustee. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, shall be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under subsection 6.2(b) or (c) or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.



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

                  (vii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall provide the Trustee with its written agreement (in form and substance satisfactory to the Trustee) (a) to require a Transfer Affidavit in the form of Exhibit M hereto from any other Person to whom such Person attempts to transfer any Ownership Interest in a Residual Certificate and (b) not to transfer any Ownership Interest in, or to cause the transfer of any Ownership Interest in, a Residual Certificate if it has actual knowledge that such other Person is not a Permitted Transferee or will be holding any Ownership Interest in a Residual Certificate on behalf of a Person that is not a Permitted Transferee.

         Upon notice to the Trustee by any Person, or if an officer of the Trustee assigned to its Corporate Trustee Administration Department otherwise has actual knowledge, that any Ownership Interest in a Residual Certificate has been transferred, either directly or indirectly, to any Person that is not a Permitted Transferee or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, the Trustee agrees to furnish to the Internal Revenue Service and to the Person described in Section 860E(e)(3) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto. The Trustee shall be permitted to be reimbursed by such Person for the cost of providing such information, but the Trustee shall in all events be required to furnish such information.

         The foregoing provisions of the third and fourth paragraphs of subsection 6.2(c) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form satisfactory to the Trustee, a Nondisqualification Opinion.

         SECTION 6.3.      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such reasonable security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.3, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.3, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.



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         SECTION 6.4.      PERSONS DEEMED OWNERS.

         Prior to due presentation of a Certificate for registration of Transfer, the Seller, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent, and any agent of the Seller, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner (the "Owner") of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and none of the Seller, the Servicer, the Depositor, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by notice to the contrary.

         SECTION 6.5.      APPOINTMENT OF PAYING AGENT.

         (a) The Paying Agent shall make distributions to the Holders of Certificates from the Distribution Account pursuant to Section 5.1 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a national banking association or a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Seller.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Holders of Certificates in trust for the benefit of the Holders of Certificates entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

         SECTION 6.6.      MAINTENANCE OF OFFICE OR AGENCY.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.



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                                   ARTICLE VII

                   THE DEPOSITOR, THE SELLER AND THE SERVICER

         SECTION 7.1.      LIABILITY OF THE DEPOSITOR, THE SELLER AND THE
SERVICER.

         The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller and the Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         SECTION 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER OR THE SERVICER.

         Any corporation into which the Depositor, the Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any corporation succeeding to the business of the Depositor, the Seller or the Servicer shall be the successor of the Depositor, the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 7.3.      LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

         Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Servicer's failure to perform its obligations under this Agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake



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

any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 7.3 shall survive any resignation or termination of the Servicer pursuant to Section 7.4 or 8.1 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         SECTION 7.4.      SERVICER NOT TO RESIGN.

         Subject to the provisions of Section 7.2, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor Servicer to the Trustee in writing and such proposed successor Servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Servicer stating that the proposed appointment of such successor Servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of any Class of Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor Servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder (including, without limitation the obligations of the Servicer under Section 3.4) or the Trustee shall have designated a successor Servicer in accordance with Section 8.2. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.1 and 8.2 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause
(i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificateholders. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement. The Trustee shall provide written notice to each Holder of a Certificate promptly after any resignation by the Servicer hereunder.

         SECTION 7.5.      DELEGATION OF DUTIES.

         In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.1. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.4. The Servicer shall provide the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.



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

         SECTION 7.6.      INDEMNIFICATION OF THE TRUST BY THE SELLER AND
SERVICER.

         (a) The Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's failure to perform hereunder. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         (b) Notwithstanding anything to the contrary contained herein, the Seller (i) agrees to be liable directly to the injured party for the entire amount and (ii) shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (including, without limitation, any prohibited transactions tax imposed on the Trust, but excluding any loss, liability, expense, damage, claim or injury attributable to a Holder of a Regular Certificate in its capacity as an investor in such Certificate as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Servicer including, in either case, but not limited to, amounts payable to the Servicer pursuant to Section 7.3, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, that the Seller shall not indemnify the Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeasance, bad faith or negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of the Agreement.


                                  ARTICLE VIII

                                     DEFAULT

         SECTION 8.1.      EVENTS OF DEFAULT.

         If any one of the following events (an "Event of Default") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Monthly Advance; or (B) any other failure by the Servicer to deposit in any Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the earlier of the (a) knowledge of the Servicer of such failure and (b) the date upon which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure, in each case, materially and adversely affects the interests of Certificateholders and which continues unremedied for a period of 60 days after the earlier of (a) knowledge of the Servicer of such failure and (b) date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (v) Any breach by the Servicer of a representation or warranty made in Section 2.4, which breach continues unremedied for a period of 60 days after the earlier of (a) knowledge of the Servicer of such failure and (b) the date on which written notice of such breach, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

                  (vi)  the occurrence of a Servicer Removal Right Event;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer within the time periods provided for above,
(x) subject to the succeeding paragraph, with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 4:00 P.M. New York time on the second Business Day following written notice to the Servicer of such event, the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor Servicer appointed in accordance with Section 8.2, shall immediately make such Monthly Advance and assume, pursuant to Section 8.2 hereof, the duties of a successor Servicer and (y) in the case of clause (i)(B), (ii), (iii), (iv), (v), or


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(vi), the Trustee shall, at the direction of the Holders of each Class
Certificates evidencing Percentage Interests aggregating not less than 51% by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. Upon the Trustee's obtaining actual knowledge that a required amount described in clause (i) above has not been made by the Servicer, the Trustee shall notify the Servicer in writing as soon as is reasonably practical. Any such notice to the Servicer shall also be given to each Rating Agency and each Certificateholder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.1; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.1 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 8.1(i) for a period of ten Business Days or under Section 8.1(ii) for a period of 30 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the existence of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Event of Default and such notice shall include references to this Agreement, the Trust, and the Certificates. Furthermore, for purposes of this Section 8.1, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee.

         SECTION 8.2.      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.1 or has resigned pursuant to Section 7.4, the Trustee shall be the successor in all


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respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. As compensation therefor, the Trustee shall be entitled to all such compensation and expenses as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i) above) or shall (in the situation described in clause (ii) above) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation and expenses which the Servicer would otherwise have received pursuant to Section 3.9 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, the obligation to pay any deductible under an insurance policy pursuant to Section 3.5 or to indemnify the Trustee pursuant to Section 7.6), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Servicer as Servicer shall during the term of its service as Servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13.

         SECTION 8.3.      WAIVER OF DEFAULTS.

         The Trustee may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that the Trustee may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.



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         SECTION 8.4.      NOTIFICATION TO CERTIFICATEHOLDERS.

         Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII or Section 7.4, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

         SECTION 9.1.      DUTIES OF TRUSTEE.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         The Trustee represents and warrants to the Seller, the Servicer and the Depositor that the Trustee's computer and other systems used in performing its duties and obligations under this Agreement will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, (1) the Trustee can perform such duties and obligations in accordance with the terms of this Agreement and (2) the Trustee can operate its business in the same manner as it is operating on the date hereof.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents, orders or other instruments.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of


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

         the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Certificateholders under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 8.1 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Seller or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         SECTION 9.2.      CERTAIN MATTERS AFFECTING THE TRUSTEE.

         Except as otherwise provided in Section 9.1:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;



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                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer; and

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

         SECTION 9.3.   TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee


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assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer), or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties acquired of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.1(c). The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

         SECTION 9.4.      TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and/or trust business with the Depositor, the Seller, the Servicer or their Affiliates.



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         SECTION 9.5.      TRUSTEE'S AND DOCUMENT CUSTODIAN'S EXPENSES.

         The Trustee shall be entitled to receive the Trustee Fee pursuant to
Section 5.1(a)(i) and, unless payable by the Servicer pursuant to Section 7.6(a), the Seller will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any other agreement related hereto (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, unless payable by the Servicer pursuant to Section 7.6(a), the Seller covenants and agrees to indemnify the Trustee and any directors, officers, employees and agents of the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Trustee's negligence or bad faith of the Trustee. In the event the Servicer fails to perform its obligations hereunder, then the Trustee shall be indemnified by the Trust for the payment of the Trustee's monthly fee which right of the Trustee shall have priority over all other distributions and payments from the Distribution Account. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         The Document Custodian shall be entitled to receive the fee agreed to with the Seller. In addition, the Seller covenants and agrees to indemnify the Document Custodian and any directors, officers, employees and agents of the Document Custodian from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the Document Custodian's negligence or bad faith of the Document Custodian. This section shall survive termination of this Agreement or the resignation or removal of any Document Custodian hereunder.

         SECTION 9.6.      ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee hereunder shall at all times be a national banking association or a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having (or in the case of a bank or corporation included in a bank holding company system, the related bank holding company shall have) a rating with respect to its long-term unsecured debt obligations of at least A-by S&P (or such lower rating as such Rating Agency may from time to time agree). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.



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         SECTION 9.7.      RESIGNATION OR REMOVAL OF TRUSTEE.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Seller, the Servicer and each Rating Agency. Upon receiving such notice of resignation, Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust by any state in which the Trustee is located, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Immediately upon its appointment and qualification hereunder, the successor Trustee shall provide written notice to each Holder of a Certificate of its appointment and qualification.

         The Holders of Certificates evidencing Percentage Interests aggregating at least 51% may at any time remove the Trustee by written instrument or instruments delivered to the Depositor, the Servicer, the Seller and the Trustee and shall thereupon use their best efforts to appoint a successor trustee in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.8.

         SECTION 9.8.      SUCCESSOR TRUSTEE.

         Any successor Trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may


                                      111
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reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.6.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.8, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 9.9.      MERGER OR CONSOLIDATION OF TRUSTEE.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any, merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 9.10.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee shall each have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. The parties hereto acknowledge that any such co-trustee or separate trustee will act as co-trustee or separate trustee hereunder pursuant to any co-trustee agreement between the Trustee and such co-trustee or separate Trustee, and shall be entitled to the same rights and subject to the same standards as the Trustee with respect to all rights and immunities of the Trustee, including with respect to indemnification and the obligations and duties of the Depositor, the Seller or the Servicer to the Trustee pursuant to the terms hereof. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 and no notice to Certificateholders of the



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appointment of any co-trustee or separate trustee shall be required under
Section 9.8. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicer and the Trustee may each at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.



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         SECTION 9.11.     LIMITATION OF LIABILITY.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         SECTION 9.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES.

         All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

         SECTION 9.13.     SUITS FOR ENFORCEMENT.

         In case an Event of Default or other default by the Servicer, the Seller or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         SECTION 9.14.     WAIVER OF BOND REQUIREMENT.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         SECTION 9.15.     WAIVER OF INVENTORY, ACCOUNTING AND APPRAISAL
REQUIREMENT.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.



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                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1.     TERMINATION.

         (a) The respective obligations and responsibilities of the Depositor, the Seller, the Servicer, the Document Custodian and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee of the earliest of (i) the Distribution Date on which the Aggregate Class Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans pursuant to Section 10.1(b) and (iv) the Distribution Date in August, 2028. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         (b) The Servicer shall have the right to exercise the option to effect the transfer to it of each Mortgage Loan pursuant to Section 10.1(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Aggregate Loan Balance is less than five percent (5%) of the Initial Collateral Balance by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans at a price equal to the sum of the Aggregate Loan Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Collection Period preceding the final Distribution Date. The exercise of such purchase right shall be conditioned upon receipt by the Trustee of a Nondisqualification Opinion. If such right is exercised, the Servicer shall provide to the Trustee the certification required by Section 3.8 and, promptly following payment of the repurchase price, the Trustee shall execute proper instruments acknowledging termination and discharge of this Agreement in the form provided by the Servicer. Such certificate shall be delivered by the Servicer to the Trustee in a timely manner so as to enable the Trustee to timely notify the Holders of Certificates pursuant to Section 10.1(c).

         (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Holders of Certificates may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Servicer, if the Servicer is exercising its right to retransfer the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) by letter to the Holders of Certificates mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Certificates will be made, (ii) the amount of each such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable. In the event written directions are delivered by the Servicer to the Trustee as described in the preceding sentence, the Servicer shall deposit in the Distribution Account on or before the Distribution Date for such final distribution in immediately available funds an amount which,



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when added to the funds on deposit in the Distribution Account that are payable to the Holders of Certificates, will be equal to the retransfer amount for the Mortgage Loans computed as above provided.

         (d) Upon presentation and surrender of the Class SA, Class A and Subordinate Certificates, the Trustee shall cause to be distributed to the Holders thereof on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Holders of such Certificates pursuant to
Section 5.1 for such Distribution Date.

         (e) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholder for payment.

         SECTION 10.2.     ADDITIONAL TERMINATION REQUIREMENTS.

         (a) In the event that the Servicer exercises its purchase option as provided in Section 10.1, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received a Nondisqualification Opinion to the effect that the failure of the Trust to comply with the requirements of this subsection 10.2(a) will not (A) result in the imposition of taxes on "prohibited transactions" of the Trust, as defined in
Section 860F of the Code, or contributions to either of REMIC I or REMIC II after the "startup day," as defined in Section 860G(d) of the Code, or (B) cause either of REMIC I or REMIC II of the Trust to fail to qualify as a REMIC at any time any Certificate is outstanding:

                  (i) within ninety (90) days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 10.1, the Trustee, at the direction of the Depositor, shall adopt a plan of complete liquidation of the Trust in the form prepared by the Depositor;

                  (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the Distribution Date for the final distribution, the Trustee shall sell all of the assets of the Trust either to the Depositor or other purchaser of the assets of the Trust, as the case may be, for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the such


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         final Distribution Date, the Trustee shall not sell any of the assets of the Trust prior to the close of that calendar quarter; and

                  (iii) the Trustee shall make the distributions specified in subsection 10.1(d) and (e) on or before the final Distribution Date referred to in clause (i) above.

         (b) The Trustee hereby agrees to adopt a plan of complete liquidation as specified in subsection 10.2(a) upon the written direction of the Depositor and to take such other action in connection therewith as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                              REMIC ADMINISTRATION

         SECTION 11.1.     REMIC ADMINISTRATION.

         (a) It is intended that the REMIC I and REMIC II shall each constitute, and that the affairs of the REMIC I and REMIC II shall be conducted so as to qualify REMIC I and REMIC II as, REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as agent of the Tax Matters Person on behalf of each REMIC in the Trust, and that in such capacities, it shall:

                  (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by each REMIC in the Trust, using a calendar year as the taxable year for each REMIC in the Trust;

                  (ii) make, or cause to be made, an election, on behalf of each of the REMIC I and REMIC II, to be treated as a REMIC on the federal tax return of each REMIC in the Trust for its first taxable year;

                  (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                  (iv) to the extent that the affairs of the Trust are within its control, conduct such affairs of the Trust at all times that any Certificates are outstanding so as to maintain the status of each REMIC in the Trust as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;



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                  (v)    not knowingly or intentionally take any action or omit
         to take any action that would cause the termination of the REMIC status of each REMIC in the Trust;

                  (vi) pay from the Trust the amount of any and all federal, state, and local taxes, imposed upon the Trustee or the Certificateholders in connection with the Trust or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Servicer shall reimburse the Trust for any taxes paid by it pursuant to this clause (vi) to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or negligence of the Servicer in the performance of its obligations hereunder;

                  (vii) ensure that any such returns or reports filed on behalf of each REMIC in the Trust by the Trustee are properly executed by the appropriate person;

                  (viii) represent each REMIC in the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC in the Trust, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of each REMIC in the Trust in relation to any tax matter involving the Trust at the expense of the Servicer;

                  (ix) as provided in Section 6.2 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of Residual Certificates to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Servicer in the foregoing matters and that it will sign, as Trustee, any and all tax returns required to be filed by the Trust. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the Holder of the largest Percentage Interest of each Class of Residual Certificates shall serve as Tax Matters Person for such Class until such time as an entity is appointed to succeed the Trustee as servicer;

                  (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any



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         Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee; and

                  (xi) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters but only to the extent the Trustee has the information available with respect to such matters:

                           (1) The original projected principal and interest
                  cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                           (2) The projected remaining principal and interest
                  cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                           (3) The Prepayment Assumption (and any multiple
                  thereof used to calculate the issue price of the Certificates) and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                           (4) The original issue discount (or, in the case of
                  the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                           (5) The treatment of losses realized with respect to
                  the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of each REMIC with respect to such regular interests or bad debt deductions claims with respect to the Mortgage Loans;

                           (6) The amount and timing of any non-interest
                  expenses of each REMIC; and

                           (7) Any taxes (including penalties and interest)
                  imposed on each REMIC, including, without limitation, taxes on "prohibited transactions," "contribution" or "net income from foreclosure property" or state or local income or franchise taxes.

         SECTION 11.2.     PROHIBITED TRANSACTIONS AND ACTIVITIES.

         Subject to the provisions of Article II, neither the Trustee nor the Servicer shall permit the sale, disposition or substitution of a Mortgage Note or the substitution of a property for a



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Mortgaged Property (except in a disposition pursuant to (i) the bankruptcy or insolvency of the REMIC I or REMIC II or (ii) the termination of the REMIC I or REMIC II in a "qualified liquidation" as defined in Section 860F(a)(4) of the
Code), nor acquire any assets for the REMIC I or REMIC II (other than REO), nor sell or dispose of any investments in the Accounts for gain, nor accept any contributions to the REMIC I or REMIC II (except as contemplated by Section 4.2), unless it has received a Nondisqualification Opinion (at the expense of the Person requesting the Trustee to take such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the REMIC I or REMIC II as a REMIC or of the Certificates, other than the Residual Certificates, as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the REMIC I or REMIC II (except pursuant to the provisions of this Agreement) or (d) cause the REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions.

         SECTION 11.3. INDEMNIFICATION WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS.

         (a) In the event that the REMIC I or REMIC II fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution or the receipt of "net income from foreclosure property" subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance by the Trustee of its duties and obligations specifically set forth herein, or by reason of the Trustee's reckless disregard of its obligations and duties thereunder, the Trustee shall indemnify the Trust against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting therefrom; provided, however, that the Trustee shall not be liable for any Losses attributable to the action or inaction of the Depositor, the Servicer, the Seller or a Holder of a Residual Certificates nor for any Losses resulting from misinformation provided by the Depositor, the Servicer, the Seller or the Holder of a Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Residual Certificates at law or in equity.

         (b) In the event that REMIC I or REMIC II fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution or the receipt of "net income from foreclosure property" subject to taxation under the REMIC Provisions due to the willful misfeasance, bad faith or negligent performance of the Servicer in the performance of its duties and obligations set forth herein, or by reason of the Servicer's reckless disregard of its obligations and duties hereunder, the Servicer shall indemnify the Trust against any and all tax related liabilities and expenses, including interest and penalties ("Expenses") resulting therefrom; provided, however, that the Servicer shall not be liable for any such Expenses attributable to the action or inaction of the Trustee, the Depositor the Seller, or the Holder of the Residual Certificates nor for any such Expenses resulting from misinformation provided by the Trustee, the Depositor, the Seller or a Holder of the Residual Certificates on which the Servicer has reasonably relied.

         The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Residual Certificates at law or in equity.



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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1.     AMENDMENT.

         This Agreement may be amended from time to time by the Depositor, the Servicer, the Seller, the Document Custodian and the Trustee, in each case without the consent of any of the Certificateholders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or the Prospectus Supplement or the Prospectus, (iii) to add to the duties of the Depositor, the Seller, the Trustee (subject to the penultimate paragraph of this Section 12.1) or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Trustee, the Depositor or the Servicer is obligated to obtain, maintain or improve any such rating), or (vi) to add, delete or modify any provision to such extent as shall be necessary or desirable to maintain the qualification of the REMIC I or REMIC II as a REMIC; provided, however, that such action shall be accompanied by a Nondisqualification Opinion.

         This Agreement also may be amended from time to time by the Depositor, the Servicer, the Seller, the Document Custodian and the Trustee; and the Servicer may from time to time consent to the amendment of this Agreement with the consent of the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, payments on the Certificates without the consent of the Holder of such Certificate, or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Prior to execution of any such amendment, the Depositor shall furnish the Trustee with a Nondisqualification Opinion stating whether such amendment would cause the REMIC I or REMIC II to fail to qualify as a REMIC. An amendment made with the consent of Certificateholders and executed in accordance with this Section 12.1 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would cause the REMIC I or REMIC II to fail to qualify as a REMIC; provided, however, that the Trustee shall not be liable to any Person for any amendment to this Agreement permitted under the terms hereof.

         Prior to the execution of any such amendment, the Servicer shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Holders of the Certificates, the Trustee shall furnish fully executed original counterparts of the instruments effecting such amendment to the each Holder of a Certificate.



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         The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with any amendment pursuant to this Section 12.1, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement.

         SECTION 12.2.     RECORDATION OF AGREEMENT.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, but only upon direction of Holders of a majority of the Certificates accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Holders of Certificates. The Holders of Certificates requesting such recordation shall bear all costs and expenses of such recordation. The Servicer shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 12.3.     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Section 12.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or



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with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of 25% or more of Percentage Interests in any Class of the Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 12.4.     GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 12.5.     NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Seller, First Union National Bank, One First Union Center, Charlotte, North Carolina 28288, Attention: Mortgage Finance, (b) in the case of the Servicer, First Union Mortgage Corporation, 1100 Corporate Center Drive, Raleigh, North Carolina 27607-5066, Attention: Investor Accounting Manager, (c) in the case of the Trustee, at Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: FURST 1998-A, or in the case of the Document Custodian, at Norwest Bank Minnesota, National Association, 1015 Tenth Avenue, S.E., Minneapolis, Minnesota 55479, Attention: FURST 1998-A, (d) in the case of the Depositor, First Union Residential Securitization Transactions, Inc., One First Union Center, Charlotte, North Carolina 28288-0600, Attention: Patrick J. Tadie and (e) in case of Standard and Poor's, 26 Broadway, New York, New York 10004 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         SECTION 12.6.     SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 12.7.     CERTIFICATES NONASSESSABLE AND FULLY PAID.

         The parties agree that the Holders of Certificates shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.1 are and shall be deemed fully paid.

         SECTION 12.8.     THIRD-PARTY BENEFICIARIES.

         This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         SECTION 12.9.     COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.10.    EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 12.11. PROVISION OF INFORMATION TO PROSPECTIVE PURCHASERS; RULE 144A.

         For so long as any Class B-3 Certificate, Class B-4 Certificate or Class B-5 Certificate is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), the Trustee shall, upon the request of any Owner and any prospective purchaser of such Class B-3 Certificate, Class B-4 Certificate or Class B-5 Certificate, make available to such Owner and any prospective purchaser of such Class B-3 Certificate, Class B-4 Certificate or Class B-5 Certificate designated by such Owner (a) a copy of a private resale memorandum, to be prepared by the Seller for this purpose, (b) a copy of the




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

most recent report distributed to the Owners pursuant to Section 5.2 hereof, together with (c) any additional information required pursuant to Rule 144A, as from time to time amended, under the Securities Act in order for a sale of such Class B-3 Certificate, Class B-4 Certificate or Class B-5 Certificates by such Owner to such prospective purchaser to qualify for the exemption under the Securities Act provided by Rule 144A; provided, however, that the Trustee shall have no obligation to deliver any information or item described in clauses (a) or (c) unless and until the Seller shall provide the same to the Trustee and the Trustee's obligation with respect to such delivery shall be limited to any such information or item supplied to it by the Seller. The Seller shall promptly furnish to the Trustee, upon receipt of a request from the Trustee or any Holder of a Class B-3 Certificate, Class B-4 Certificate or Class B-5 Certificate the items described in clauses (a) and (c) to the Trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Trustee and the Document Custodian have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                              FIRST UNION RESIDENTIAL SECURITIZATION
                              TRANSACTIONS, INC., as Depositor


                              By
                                ----------------------------------------------
                                 Title:  Vice President



                              FIRST UNION NATIONAL BANK, as Seller


                              By
                                ----------------------------------------------
                                 Title:  Vice President


                              FIRST UNION MORTGAGE CORPORATION, as Servicer


                              By
                                ----------------------------------------------
                                 Title:  Vice President


                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION, as Trustee


                              By
                                ----------------------------------------------
                                 Title:  Assistant Vice President


                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION, as Document Custodian


                              By
                                ----------------------------------------------
                                 Title:

COMMONWEALTH OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Patrick J. Tadie personally came before me this day and acknowledged that [s]he is a Senior Vice President of First Union Residential Securitization Transactions, Inc., and that by authority duly given and as the act of the corporation, [s]he signed [his] [her] name thereto.

         WITNESS my hand and official stamp or seal, this _____ day of April, 1998.


                                                -------------------------
                                                     Notary Public
My Commission Expires:

-----------------------
   (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Amy Wahl personally came before me this day and acknowledged that she is an Assistant Vice President of Norwest Bank Minnesota, National Association, and that by authority duly given and as the act of the corporation, she signed her name thereto.

         WITNESS my hand and official stamp or seal, this ______ day of April, 1998.


                                                -------------------------
                                                     Notary Public
My Commission Expires:

-----------------------
   (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Amy Wahl personally came before me this day and acknowledged that [s]he is a Assistant Vice President of Norwest Bank Minnesota, National Association, and that by authority duly given and as the act of the corporation, she signed her name thereto.

         WITNESS my hand and official stamp or seal, this ____ day of April, 1998.



                                                -------------------------
                                                     Notary Public
My Commission Expires:

-----------------------
   (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State of aforesaid, certify that Patrick J. Tadie personally came before me this day and acknowledged that [s]he is a Vice President of First Union National Bank, a national banking association, and that by authority duly given and as the act of the corporation, [s]he signed [his] [her] name thereto.

         WITNESS my hand and official stamp or seal, this _____ day of April, 1998.



                                                -------------------------
                                                     Notary Public
My Commission Expires:

-----------------------
   (Notary Seal)

STATE OF NORTH CAROLINA

COUNTY OF


         I, a Notary Public of the County and State of aforesaid, certify that _________________ personally came before me this day and acknowledged that [s]he is a Vice President of First Union Mortgage Corporation, and that by authority duly given and as the act of the corporation, [s]he signed [his] [her] name thereto.

         WITNESS my hand and official stamp or seal, this _____ day of April, 1998.



                                                -------------------------
                                                     Notary Public
My Commission Expires:

-----------------------
   (Notary Seal)